Exhibit 4.7
                                                                     Amendment 2


                               AMENDMENT NUMBER 2

              TO THE NSS-8 SPACECRAFT AND ASSOCIATED EQUIPMENT AND
                        SERVICES CONTRACT (NSS-20-03-01)

                                     BETWEEN

                            NEW SKIES SATELLITES N.V.

                                       AND

                  BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

This Amendment Number 2 to the NSS-8 Spacecraft and Associated Equipment and Services Contract Number NSS-20-03-01 dated and signed on 21 March 2001, as amended by one contract amendment, dated 15 January 2002 (as so amended, hereinafter referred to as "the Contract") is made on this 12th day of February 2003 by and between

NEW SKIES SATELLITES N.V., a Dutch corporation, with its principal place of business located at Rooseveltplantsoen #4, 2517KR The Hague, The Netherlands (hereinafter referred to as "NSS"); and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC., a Delaware corporation, with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A., (hereinafter referred to as "Contractor").

WHEREAS: NSS and Contractor have previously entered into the Contract for provision of the NSS-8 communications satellite and other items, and

WHEREAS: NSS and Contractor have previously incorporated Amendment Number 1 to the Contract on 15 January 2002, and

WHEREAS: NSS and Contractor have reached agreement to modify certain additional Contract Articles and Contract Exhibits,

NOW THEREFORE, in consideration of the agreement between the Parties, the Parties agree that the Contract is amended as follows below:

         1. Revise the following Contract Articles:

            a. Article 3.A

            b. Article 4.A

            c. Article 5.H

            d. Article 8.D.6

            e. Article 10.B

            f. Article 20

            g. Article 29

            h. Article 30.B

            i. Article 30.C.2

            j. Article 30.E

            k. Article 34

            l. Article 35

         2. Add the following new Contract Articles:

            a. Article 30.A.3

            b. Article 36 (formerly Article 35)

         3. Replace the original EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, dated March 2001 with the revised EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision A, dated January 2003.

         4. Replace the original EXHIBIT B, NSS-8 STATEMENT OF WORK (SOW), dated 20 March 2001 with the revised EXHIBIT B, NSS-8 STATEMENT OF WORK, Revision A, dated January 2003.

         5. Replace the original EXHIBIT D, NSS-8 COMPREHENSIVE TEST PLAN, dated 20 March 2001 with the revised EXHIBIT D, NSS-8 COMPREHENSIVE TEST PLAN, dated January 2003.

         6. Replace the original EXHIBIT E, MILESTONE PAYMENT PLAN, dated 20 March 2001 with the revised EXHIBIT E, MILESTONE PAYMENT PLAN, dated January 2003.

         7. Replace the original EXHIBIT F, CRITERIA FOR CONDITIONAL ACCEPTANCE, TOTAL CONSTRUCTIVE LOSS, AND ADJUSTMENT OF FIRM FIXED PRICE AND IN-ORBIT INCENTIVES, dated 20 March 2001, with the revised EXHIBIT F, CRITERIA FOR CONDITIONAL ACCEPTANCE, TOTAL CONSTRUCTIVE LOSS, AND ADJUSTMENT OF FIRM FIXED PRICE AND IN-ORBIT INCENTIVES, dated January 2003.

The composite compiled Satellite Contract and relevant EXHIBITS are attached and made a part hereof. For clarity and continuity, the contract pages have been marked "Amendment 2" and "January 2003" in the upper right hand corner.

This Amendment Number 2 results in a Contract price increase of US$     *    .

Save as provided for in this Amendment Number 2, the Contract, including all Exhibits thereto, shall otherwise remain unchanged.

This Amendment Number 2 may be signed in separate counterparts, each of which, together, will constitute one agreement between the Parties.







* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, this Amendment Number 2 has been duly executed by the Parties on the date stated above.


NEW SKIES SATELLITES N.V.

By:      /s/ Daniel S. Goldberg
         -------------------------------------

         Daniel S. Goldberg
         -------------------------------------

Title:   CEO
         -------------------------------------


BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

By:      /s/ Dennis R. Beeson
         -------------------------------------

         Dennis R Beeson
         -------------------------------------

Title:   Contracts Manager
         -------------------------------------

                                                      January 2003 - Amendment 2
NSS-8 Satellite Contract                           Contract Number: NSS-20-03-01
--------------------------------------------------------------------------------





                      COMPOSITE COMPILED SATELLITE CONTRACT

                                     between

                            NEW SKIES SATELLITES N.V.
                             Rooseveltplantsoen # 4
                                2517KR The Hague
                                 The Netherlands

                                       and

                  BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.
                           2260 East Imperial Highway
                                 El Segundo, CA
                                     U.S.A.

                                       for

                                NSS-8 Spacecraft
                      and Associated Equipment and Services

                            Contract No. NSS-20-03-01


                              Date: March 21, 2001





     Confidential portions omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1.  DEFINITIONS........................................................1

ARTICLE 2.  SCOPE OF WORK/ORDER OF PRECEDENCE..................................7
   A. Scope of Work............................................................7
   B. Order of Precedence......................................................8

ARTICLE 3.  ITEMS TO BE DELIVERED AND DELIVERY SCHEDULE........................9
   A. Items/Promised Delivery Dates............................................9
   B. Time of Essence.........................................................10
   C. Contractor Responsibility...............................................10

ARTICLE 4.  PRICES............................................................10
   A. Total Firm Fixed Price..................................................10
   B. Taxes...................................................................12
   C. Adjustments.............................................................12

ARTICLE 5.  METHOD OF PAYMENT.................................................14
   A. Spacecraft Less Incentives..............................................14
   B. Launch Services.........................................................15
   C. Insurance...............................................................16
   D. Operational In Orbit Incentives.........................................17
   E. Prepayment of Operational In Orbit Incentives...........................18
   F. Adjustment of Payments..................................................19
   G. Disputed Payments.......................................................19
   H. Currency/Place of Payment...............................................19

ARTICLE 6.  DELIVERY, TITLE AND RISK OF LOSS OR DAMAGE........................20
   A. Spacecraft Delivery.....................................................20
   B. Delivery of Other Items.................................................20
   C.    Title................................................................21

ARTICLE 7.  CERTIFICATION, INSPECTION, ACCEPTANCE, WAIVERS....................21
   A. General Requirements....................................................21
   B. Waivers.................................................................21
   C. Inspections.............................................................22
   D. Spacecraft Acceptance Procedure.........................................22
   E. Acceptance Procedures for Other Items...................................23
   F. Remedy of Defects.......................................................24
   G. Post Acceptance Remedies................................................24

ARTICLE 8.  LAUNCH SERVICES PROCUREMENT.......................................24
   A. Procurement of Launch Services by Contractor............................24
   B. Option for NSS To Procure Launch Services...............................26
   C. Contractor Obligations..................................................27
   D. Option To Change Launch Services........................................27

ARTICLE 9.  INSURANCE.........................................................29
   A. Launch Insurance........................................................29
   B. Life Insurance..........................................................31
   C. Incentives..............................................................31

ARTICLE 10. SUBCONTRACTS......................................................32
   A. Subcontracts............................................................32
   B. Key Subcontracts........................................................32

ARTICLE 11. PROPERTY ACCOUNTING...............................................33
   A. Identification and Control..............................................33
   B. Subcontractors..........................................................33
   C. Inventory...............................................................33

ARTICLE 12. CHANGES REQUESTED BY CONTRACTOR OR NSS............................34
   A. Contract Change Notice..................................................34
   B. Acceptance of Change....................................................34
   C. Non Refusal.............................................................34
   D. Price of Changes........................................................35
   E. Compressed Time Periods.................................................35
   F. Changes To Meet Specifications..........................................35

ARTICLE 13. CONTRACT TECHNOLOGY...............................................35
   A. Disclosure of Contract Technology.......................................35
   B. Rights Granted in Contract Technology...................................36
   C. Limitations.............................................................36

ARTICLE 14. RIGHT OF ACCESS, REPORTS, TESTING, MONITORING.....................36
   A. Access..................................................................36
   B. Reports.................................................................37
   C. Performance Testing.....................................................37
   D. Monitoring..............................................................38
   E. Export Laws Compliance..................................................38

ARTICLE 15. WARRANTY..........................................................40
   A. Warranty................................................................40
   B. Remedies................................................................40
   C. Warranty Period.........................................................40
   D. Disclaimer..............................................................41
   E. Not Exclusive Rights....................................................41

ARTICLE 16. DEFICIENCIES NOTED IN OTHER SPACECRAFT............................41
   A. Qualification Heritage..................................................41
   B. Notice..................................................................41

ARTICLE 17. TERMINATION FOR CONVENIENCE.......................................42
   A. Termination.............................................................42
   B. Termination Expense.....................................................42
   C. Termination Charges.....................................................42
   D. Subcontractor Settlements...............................................43
   E. Inventory...............................................................43
   F. Termination of Launch...................................................43

ARTICLE 18. TERMINATION FOR OTHER REASONS.....................................44
   A. Termination by NSS for Cause............................................44
   B. NSS Termination for Unsuccessful Launch.................................45
   C. NSS Termination for Spacecraft Failure Prior to Delivery................45
   D. NSS Termination for Excusable Delay.....................................46
   E. Improper Termination....................................................46
   F. Termination of Launch...................................................47

ARTICLE 19. EXCUSABLE DELAYS..................................................47
   A. Non Launch Related Delays...............................................47
   B. Launch Related Delays...................................................47

ARTICLE 20. KEY PERSONNEL.....................................................47

ARTICLE 21. DISPUTES..........................................................48

ARTICLE 22. INDEMNIFICATION...................................................49
   A. General Indemnification.................................................49
   B. Intellectual Property Indemnification...................................49
   C. Indemnification For Taxes...............................................50
   D. Procedures..............................................................50

ARTICLE 23. LIMITATION OF LIABILITY...........................................50

ARTICLE 24. DAMAGE TO PERSONS OR PROPERTY, ASSOCIATED WITH LAUNCH,
            INTERPARTY WAIVER.................................................51

ARTICLE 25. REPRESENTATIONS AND WARRANTIES....................................51
   A. Mutual Representations and Warranties...................................51
   B. Contractor's Special Representations and Warranties.....................51

ARTICLE 26. ASSIGNMENT........................................................52

ARTICLE 27. CONFIDENTIALITY...................................................52
   A. Identification of Proprietary Information...............................52
   B. Restrictions on Use, Disclosure.........................................53
   C. Company Restricted Information..........................................54
   D. Standard of Care........................................................54
   E. Property of Disclosing Party............................................54

ARTICLE 28. PUBLIC RELEASE OF INFORMATION.....................................54

ARTICLE 29. NOTICES AND REPORTS, AUTHORIZED REPRESENTATIVES...................54

ARTICLE 30. OPTIONS...........................................................56
   A. Optional Spacecraft.....................................................56
   B. Replacement Spacecraft..................................................59
   C. Optional Storage and Retest.............................................60
   D. Intentionally Omitted...................................................61
   E. In-Orbit Test Location..................................................61

ARTICLE 31. NSS FURNISHED INFORMATION AND PROPERTY............................61
   A. Title...................................................................61
   B. Risk of Loss............................................................61
   C. Use.....................................................................61
   D. Taxes...................................................................61
   E. Encumbrances............................................................62
   F. Return..................................................................62
   G. Damages.................................................................62

ARTICLE 32. HAZARDOUS MATERIAL IDENTIFICATION AND
            MATERIAL SAFETY DATA..............................................62

ARTICLE 33. APPLICABLE LAWS...................................................62

ARTICLE 34. NOTIFICATION OF ANOMALY OCCURRENCE................................62

ARTICLE 35. GENERAL...........................................................64
   A. Severability............................................................64
   B. Cumulative Rights/Waivers...............................................64
   C. Gender/Captions.........................................................64
   D. Relationship of the Parties.............................................64
   E. Construction............................................................65
   F. Including/Time..........................................................65
   G. Survival................................................................65
   H. Entire Agreement........................................................65

Exhibit A     -     Spacecraft Performance Specifications
Exhibit B     -     Statement of Work
Exhibit C     -     Product Assurance Plan
Exhibit D     -     Test Plan
Exhibit E     -     Milestone Payment Plan
Exhibit F     -     Criteria for Conditional Acceptance
Exhibit G     -     Export Laws Compliance Program
Exhibit H     -     Maximum Termination Liability
Exhibit I     -     Reserved
Exhibit J     -     Bill of Sale
Exhibit K     -     Certificate of Performance
Exhibit L     -     Launch Services       *
Exhibit M     -       *  Spacecraft Baseline Specifications




* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                      January 2003 - Amendment 2
NSS-8 Satellite Contract                           Contract Number: NSS-20-03-01
--------------------------------------------------------------------------------

                          CONTRACT FOR NSS-8 SPACECRAFT
                      AND ASSOCIATED EQUIPMENT AND SERVICES



         THIS CONTRACT (the "Contract"), entered into as of this 21st day of March, 2001 (the "Effective Date of Contract" or "EDC"), by and between Boeing Satellite Systems International, Inc., a Delaware corporation, with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A., ("Contractor"), and New Skies Satellites N.V., a Dutch corporation, with its principal place of business located at Rooseveltplantsoen # 4, 2517KR The Hague, The Netherlands ("NSS").

                          W I T N E S S E T H T H A T:

         The Parties hereto mutually agree as follows:
ARTICLE 1.          DEFINITIONS

         As used in this Contract:

         A. "Acceptance" with respect to any Item other than the Spacecraft shall be as defined in Paragraph 7.E. "Acceptance" with respect to the Spacecraft shall be as defined in Paragraph 7.D.

         B. "Alternative Launch Services Provider" means either Arianespace, Boeing Delta Launch Services or International Launch Services, which may be selected by NSS pursuant to Paragraphs 8.B. and 8.D. to Launch the Spacecraft.

         C. "Alternative Launch Vehicle" means either the Ariane 5, the Atlas V, the Delta IV or the Proton/Breeze M launch vehicle, which may be procured and provided by NSS pursuant to Paragraphs 8.B. and 8.D.

         D. "Authorized Representative" shall have the meaning set forth in
Article 29.

         E. "Company Restricted Information" shall have the meaning set forth in Paragraph 27.A.

         F. "Conditional Acceptance" means that the Spacecraft does not meet the criteria for Unconditional Acceptance, but the Spacecraft does meet the criteria for conditional acceptance specified in Exhibit F, and that NSS has accepted the Spacecraft in accordance with Paragraph 7.D.2.

         G. "Contract" shall have the meaning set forth in the preamble.

         H. "Contract Change Notice" means a notice proposing a change in any requirement of this Contract as described in the Statement of Work and in accordance with Article 12.

         I. "Contract Data" means all Information, including Deliverable Data, generated, developed, utilized, referenced, and/or referred to in the performance of Work and/or relating to any Items.

         J. "Contract Intellectual Property" means all Patents, U.S. and foreign patent applications and patent disclosures; all patentable or unpatentable inventions, discoveries, improvements, and innovations; all U.S. and foreign trademarks, trademark applications, and all registrations and recordings thereof; all U.S. and foreign service marks, service mark applications, and all registrations and recordings thereof; trade names; all U.S. and foreign copyrights, copyright registrations, and applications to register copyrights; confidential or proprietary technical and business information and trade secrets; know-how; show-how; licenses (including in the form of an immunity from suit) to use the intellectual property of third parties (to the extent that the licensee can sublicense); software; technical manuals and documentation used in connection with the foregoing; and other intellectual property and proprietary information generated, developed, utilized, referenced, and/or referred to in the performance of Work and/or relating to any Items.

         K. "Contract Technology" means any and all Contract Data and Contract Intellectual Property.

         L. "Contracted Orbital Maneuver Life" means an Orbital Maneuver Life as set forth in Section 1.1.5 of the Spacecraft Performance Specifications.

         M. "Contractor" shall have the meaning set forth in the preamble.

         N. "Deliverable Data" means all Information required to be delivered to NSS under this Contract, including data and information contained in reports, documents, computer programs, drawings and graphs.

         O. "Deliverable Hardware" means all property other than Deliverable Data required to be delivered to NSS under this Contract, including Spacecraft, equipment, models, devices and the tangible media on which Deliverable Data is delivered.

         P. "Delivery" for Items other than the Spacecraft shall occur upon Acceptance as confirmed in writing by NSS as described in Paragraph 6.B. "Delivery" for the Spacecraft shall be as described in Paragraph 6.A.

         Q. "Effective Date of Contract" or "EDC" shall have the meaning set forth in the preamble.

         R. "Export Laws" shall have the meaning set forth in Paragraph 3.C.

         S. "Export Laws Compliance Program" means the program described in Exhibit G that Contractor will implement to ensure that Contractor obtains all governmental authorizations and approvals necessary to permit NSS to have access to all Work, facilities, data, information, documentation, books, records, testing and test results, and to take Delivery of all Items, as required by this Contract.

         T. "Information" means all data and information, including data and information of a technical, business or financial nature which has been documented on any tangible media, including writings, drawings, sound recordings, computer programs, pictorial representations and graphs.

         U. "In Service Date" means the date of Acceptance of the Spacecraft.

         V. "Insurance Agreement" means one (1) or more agreements providing for insurance of the Spacecraft between either Contractor or NSS and insurance underwriters as described in Paragraph 9.A,

                                        *


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         W. "Intentional Ignition" means the intentional ignition of the Launch Vehicle by the Launch Services Provider as defined in the Launch Services Agreement.

         X. "IOT" means in-orbit tests as specified in the Test Plan.

         Y. "Items" means any and all Deliverable Hardware and Deliverable Data.

         Z. "Key Subcontract" shall have the meaning set forth in Paragraph
10.B.

         AA. "Key Subcontractor(s)" shall have the meaning set forth in Paragraph 10.B.

         BB. "Launch" means the launch of the Spacecraft as defined in the Launch Services Agreement.

         CC. "Launch Services Provider" means Sea Launch, or an Alternative Launch Services Provider selected by NSS in accordance with Paragraphs 8.B. and 8.D., which will Launch the Spacecraft.

         DD. "Launch Services" means those services to be provided by the Launch Services Provider pursuant to the Launch Services Agreement.

         EE. "Launch Services Agreement" means the agreement between Contractor and Sea Launch providing for the Launch of the Spacecraft and containing the * , or a launch services agreement between NSS and an Alternative Launch Services Provider as described in Paragraphs 8.B. and 8.D.

         FF. "Launch Site" means the location from which the Launch of the Spacecraft will occur, as specified in the Launch Services Agreement.

GG.

                                        *


         HH. "Launch Vehicle" means the Sea Launch vehicle procured and provided by Contractor, or an Alternative Launch Vehicle procured and provided by NSS pursuant to Paragraphs 8.B. and 8.D.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         II. "License to Practice" means a right to disclose, make, use, lease, offer for sale, market, advertise, promote, sell, dispose of and otherwise practice.

         JJ. "Milestone Payment Plan" means the milestone payment plan attached hereto as Exhibit E.

         KK. "NPV Discount Rate" means such rate specified in Paragraph 4.A.

         LL. "NSP" means Items that are not separately priced hereunder.

         MM. "NSS" shall have the meaning set forth in the preamble.

         NN. "Operational In Orbit Incentives" means the monies that may be earned by Contractor, as specified in Paragraph 4.A., based on the performance of the Spacecraft, which monies shall be payable to Contractor under the conditions set forth in Paragraphs 5.D. through 5.F.

         OO. "Optional Spacecraft" means the spacecraft that Contractor is obligated to deliver to NSS, if NSS elects its option(s) for such Delivery, as described in Paragraph 30.A.

         PP. "Orbital Design Life" means the orbital design life of the Spacecraft as specified in Section 1.1.4. of the Spacecraft Performance Specifications.

         QQ. "Orbital Maneuver Life" means the period of time following the In Service Date for which the Spacecraft has sufficient fuel to be operated at the Orbital Station, in accordance with stationkeeping requirements set forth in the Spacecraft Performance Specifications, and allowing sufficient fuel to deorbit the Spacecraft at the end of its life, also in accordance with the standards set forth in the Spacecraft Performance Specifications.

         RR. "Orbital Station" means the orbital location at which the Spacecraft is to be placed in geosynchronous orbit for Delivery to be specified by NSS pursuant to the Statement of Work.

         SS. "Patent" means a U.S. or foreign patent for an invention or a similar form of statutory protection such as a utility model or registered design.

         TT. "Party" or "Parties" means NSS and/or Contractor, who are the principals to this Contract.

         UU. "Prepaid Operational In Orbit Incentives" shall have the meaning set forth in Paragraph 5.E.

         VV. "Product Assurance Plan" means the product assurance plan attached hereto as Exhibit C.

         WW. "Promised Delivery Date" means the date promised for Delivery of an applicable Item pursuant to Article 3.

         XX. "Proprietary Information" shall have the meaning set forth in Paragraph 27.A.

         YY. "Replacement Spacecraft" means the replacement spacecraft that Contractor is obligated to deliver to NSS, if the Spacecraft fails after Intentional Ignition and before Delivery and if NSS exercises its option for such replacement spacecraft pursuant to Paragraph 30.B.

         ZZ. "Right to Publish" means a right to make public through any means and media whatsoever.

         AAA. "Right to Use" means a right to disclose, copy, duplicate, reproduce, modify and otherwise use.

         BBB. "Schedule Margin" means the time period between Contractor's planned Delivery of the Spacecraft and the Promised Delivery Date of the Spacecraft, expressed in calendar days.

         CCC. "Services" means all services and labor required to be provided or arranged for under this Contract by Contractor, including studies, development, research, design, analysis, manufacture, product assurance, product integration, transportation, launch, insurance and testing.

         DDD. "Spacecraft" means the satellite to be constructed by Contractor and launched and delivered to NSS.

         EEE. "Spacecraft Performance Specifications" means the performance specifications attached hereto as Exhibit A.

         FFF. "Statement of Work" means the statement of work attached hereto as Exhibit B.

         GGG. "Subcontract" means a subcontract including purchase orders, memoranda of understanding and all similar forms of agreement at any tier under this Contract.

         HHH. "Subcontractor" means a contractor under any Subcontract.

         III. "Test Plan" means the on-ground and in-orbit test plan attached hereto as Exhibit D.

         JJJ. "Total Firm Fixed Price" shall have the meaning set forth in Paragraph 4.A.

         KKK. "Total Verified Termination Expense" shall have the meaning set forth in Paragraph 17.B.

         LLL. "Unconditional Acceptance" means that the Spacecraft meets the criteria for unconditional acceptance specified in Paragraph 7.D.1., and that NSS has accepted the Spacecraft in accordance with Paragraph 7.D.

         MMM. "Work" means the production and Delivery of all Items and the provision of all Services under this Contract by Contractor.

ARTICLE 2. SCOPE OF WORK/ORDER OF PRECEDENCE

A. Scope of Work

         Contractor (i) shall provide the necessary personnel, material, equipment, services and facilities to perform the Work specified under the provisions of this Contract, including the Exhibits listed below, (ii) shall perform such work and (iii) shall deliver to NSS those Items listed under
Article 3, in accordance with the Promised Delivery Dates specified therein. The Exhibits to this Contract, which are attached hereto and hereby made a part of this Contract, are as follows:

Exhibit A     -     Spacecraft Performance Specifications

Exhibit B     -     Statement of Work

Exhibit C     -     Product Assurance Plan

Exhibit D     -     Test Plan

Exhibit E     -     Milestone Payment Plan

Exhibit F     -     Criteria for Conditional Acceptance

Exhibit G     -     Export Laws Compliance Program

Exhibit H     -     Maximum Termination Liability

Exhibit I     -     Reserved

Exhibit J     -     Bill of Sale

Exhibit K     -     Certificate of Performance

Exhibit L     -     Launch Services           *

Exhibit M     -        *  Spacecraft Baseline Specifications

B. Order of Precedence

         In the event of conflict among the terms of this Contract (other than the Exhibits) and the Exhibits, the following order of decreasing precedence shall apply:

              -  This Contract (Preamble and Articles 1 through 35)

              -  Exhibit E    Milestone Payment Plan

              -  Exhibit B    Statement of Work

              -  Exhibit A    Spacecraft Performance Specifications

              -  Exhibit F    Criteria for Conditional Acceptance

              -  Exhibit C    Product Assurance Plan

              -  Exhibit D    Test Plan

              -  Exhibit L    Launch Services           *

              -  Exhibit G    Export Laws Compliance Program

              -  Exhibit H    Maximum Termination Liability

              -  Exhibit J    Bill of Sale

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

              -  Exhibit M    *  Spacecraft Baseline Specifications

              -  Exhibit K    Certificate of Performance

ARTICLE 3. ITEMS TO BE DELIVERED AND DELIVERY SCHEDULE

A. Items/Promised Delivery Dates

         All Items and Services to be delivered and the corresponding Promised Delivery Dates and points of Delivery are set forth below:

------------------------------------------------------------------------------------------------------------------
                                                                         Promised Delivery      Point of Delivery
Item No.      Quantity      Description                                  Date
------------------------------------------------------------------------------------------------------------------
      1.           1        Spacecraft as specified in Exhibit A and         (1) *              Orbital Station
                            Exhibit B
------------------------------------------------------------------------------------------------------------------
      2.      1 lot         All Software Models, Databases, Analysis     Per Exhibit B          NSS Headquarters
                            Tools or any other Data required to
                            operate the Spacecraft
------------------------------------------------------------------------------------------------------------------
      3.      1 lot         All other documentation, Software and Data   Per Exhibit B          Per Exhibit B
                            as specified in Exhibit B
------------------------------------------------------------------------------------------------------------------
      4.      1 lot         Launch Operations Support, Launch Services   Per Exhibit B          Per Exhibit B
                            (subject to Paragraph 8.B.), Insurance
                            (subject to Paragraph 9.A.2.), IOT, Mission
                            Operations Support, Anomaly Investigation
                            Support, and Visibility Services as
                            specified in Exhibit B (no Deliverable
                            Hardware will be delivered under this
                            category (Paragraph 3.A, Item 4))

------------------------------------------------------------------------------------------------------------------
  5.               1        Spacecraft Simulator as specified in         Per Exhibit B          NSS Headquarters
                            Exhibit B
------------------------------------------------------------------------------------------------------------------

----------------
     (1) If IOT is conducted at an orbital location other than the Orbital Station, the Promised Delivery Date shall be extended on a day-for-day basis for the number of days required to accomplish the relocation of the Spacecraft from the IOT location to the Orbital Station plus two (2) additional days for final check-out at the Orbital Station. The rate of relocation from the IOT location to the Orbital Station shall be specified by Customer provided that, if Customer requires the relocation at a rate in excess of one degree (1(degree)) per day, any additional station keeping fuel required to accomplish the relocation at a rate greater than one degree (1(degree)) per day shall be restored for purposes of calculating the Orbital Maneuver Life of the Spacecraft on the In Service Date.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


Any optional Items ordered by NSS hereunder are specified in Article 30 and would be delivered, if ordered, pursuant to the terms of Article 30.

B. Time of Essence

         Contractor understands and agrees that the times for the Promised Delivery Dates set forth above are of the essence to this Contract. At EDC, Contractor represents and warrants to NSS that it has built in to its internal schedule for the Spacecraft program at least * (*) days of Schedule Margin.

C. Contractor Responsibility

         Delivery of all Items under this Contract shall be at Contractor's expense. As provided in Paragraph 14.E., Contractor shall be responsible for securing all necessary export and import authorizations in a timely manner, including, as necessary to deliver to NSS and its representatives and contractors, technical data under all applicable laws, rules, and regulations, including the U.S. International Traffic in Arms Regulations, as the same may be amended (collectively, "Export Laws"). Notwithstanding the foregoing, Contractor shall not be responsible for the payment of any import duties related to Items delivered to NSS, or Services performed for NSS, in The Netherlands.

ARTICLE 4. PRICES

A. Total Firm Fixed Price

         The Total Firm Fixed Price for the Spacecraft and all other Items, including all software, documentation, and Services described in items numbered 1 through 5 in Paragraph 3.A., for the scope of the Work detailed in the Statement of Work, is

                                        *            ($ * ) plus insurance
premiums paid (the "Total Firm Fixed Price"). The itemization of the Total Firm Fixed Price of the Spacecraft and the other Items is as follows:



* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

----------------------------------------------------------------------------------------------------------
Item No.       Description                                                 Amount
----------------------------------------------------------------------------------------------------------
    1.         Spacecraft less incentives                                  $      *
----------------------------------------------------------------------------------------------------------
    2.         Operational In Orbit Incentives                             $        *       (1)
----------------------------------------------------------------------------------------------------------
    3.         Launch on Sea Launch Launch Vehicle                         $        *
----------------------------------------------------------------------------------------------------------
    4.         Insurance                                                        *      %(2)
----------------------------------------------------------------------------------------------------------
    5.         Operations software and all other documentation, software
               and data as set forth in Exhibit B                               *
----------------------------------------------------------------------------------------------------------
    6.         Launch operations support/mission operations support        $      *
----------------------------------------------------------------------------------------------------------
    7.         All other Services as set forth in Exhibit B except              *
               Launch Services, insurance, Launch operations support
               and mission * operations support
----------------------------------------------------------------------------------------------------------
    8.         Spacecraft Simulator                                        $      *
----------------------------------------------------------------------------------------------------------
               Total Firm Fixed Price                                      $      *       (3)
                                                                           plus insurance premium
----------------------------------------------------------------------------------------------------------

(1) If paid over time, plus interest, at the London Interbank Offered Rate (London Quote) for three (3) months plus * percent (* %) per annum net present value interest factor (the "NPV Discount Rate").

(2) Indicative premium of insured value for Total Firm Fixed Price, including the amount of the insurance premium plus all accrued interest at the NPV Discount Rate on all money paid by NSS to Contractor (or directly to the Alternative Launch Services Provider and/or to insurance underwriters if NSS elects its option to procure Launch Services from an Alternative Launch Services Provider pursuant to Paragraphs 8.B. and 8.D. and insurance pursuant to Paragraph 9.A.2.), from Intentional Ignition through one (1) year thereafter, subject to adjustment based on market conditions and final scope.

                                        *

(3) Subject to the exercise by NSS of the options to procure Launch Services and insurance directly pursuant to Paragraphs 8.B. and 8.D. and 9.A.2., respectively.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         The prices for any Items that are subject to options under this Contract are described in the particular Articles which set forth those options.

B. Taxes

         The Total Firm Fixed Price and the prices for all other deliverables (including optional deliverables) under this Contract include all taxes, duties (except for import duties related to Items delivered to NSS, or Services performed for NSS, in The Netherlands), transportation, insurance and all other costs and charges associated with the performance of all Work. Contractor shall be responsible for payment of all taxes and duties (except for import duties related to Items delivered to NSS or Services performed for NSS in The Netherlands) which may be required under any present or future laws and which become due by reason of performance of the Work, and shall comply with all requirements of said laws, including payment of any interest or penalties related to or arising from such taxes and duties. For the purposes of this Contract, the price of the Spacecraft authorized by NSS to be delivered shall be FOB on station at the Orbital Station and the prices of all other Items authorized by NSS to be shipped shall be FOB NSS headquarters in The Netherlands, unless otherwise specified in writing by NSS.

C. Adjustments

         1. Conditional Acceptance. If, on the In Service Date, the Spacecraft does not meet the criteria for Unconditional Acceptance, but does meet the criteria for Conditional Acceptance, the * shall be adjusted in the manner described in Exhibit F, and NSS shall be entitled to refunds of amounts paid to Contractor prior to the In Service Date and adjustments in the payments due to Contractor on or after the In Service Date in an amount equal to the amount of the adjustment to the

                  *        calculated pursuant to Exhibit F.

         2. Delayed Delivery. Contractor and NSS agree that TIME IS OF THE ESSENCE IN THIS CONTRACT, and that delayed Delivery of the Items required by this Contract past the Promised Delivery Dates may cause NSS to incur additional costs including loss of anticipated revenue, and other damages difficult or impossible to measure. Accordingly, Contractor and NSS agree to liquidated damages for late Delivery (up to the maximum number of days for which price reductions are applied) as provided below, which damages are intended to be compensatory and do not constitute a penalty.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

                  a. Amount of Adjustment.  In the event any Spacecraft,

                                        *
    , to be delivered hereunder are not delivered on or before the Promised Delivery Date (excluding the number of days of excusable delay, if any, within the meaning of Article 19), then until such Spacecraft

                        * are delivered, commencing on the first day following the Promised Delivery Date, the Total Firm Fixed Price of
such Spacecraft                         *                          shall be
reduced for each day of late Delivery as follows:

    --------------------------------------------------------------------------
     Number of Days             Price Adjustment
     of Late Delivery               Per Day                Maximum
    --------------------------------------------------------------------------
     1st - 30th day                 $    *                  $    *
    --------------------------------------------------------------------------
     31st day                       $    *                  $    *
    --------------------------------------------------------------------------
     32nd - 150th day               $    *                  $    *
    --------------------------------------------------------------------------
                                                    (total) $    *
    --------------------------------------------------------------------------

                  b. Application of Adjustment.  If the Spacecraft
               *                    is
delivered late, NSS shall determine against which payments due Contractor, pursuant to the terms of this Contract, the adjustments specified above for late
Delivery of such Spacecraft                                                 .
If no payments are owed to Contractor, then NSS may obtain an immediate refund from Contractor for the amount of the price adjustment.

                                        *

                  c. Sole Compensation. If Contractor does not meet the Promised Delivery Dates specified in the Contract, the price adjustments corresponding to the number of days of late Delivery specified in Paragraph 4.C.2.a. hereof shall be the sole compensation to which NSS shall be entitled
for delays in Deliveries of the Spacecraft                *                for
such period of time; provided however, that NSS may also exercise its right to terminate this Contract for cause or excusable delay, pursuant to Article 18. NSS' right or election to accept adjustments for late Delivery shall not be in lieu of its right to terminate for late Delivery pursuant to Article 18.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  d. Other Remedies. Nothing contained in this Paragraph 4.C.2. shall affect any right or remedy available to NSS, under this Contract
   *    , for delay exceeding the number of days stated in Paragraph 4.C.2.a.

                  e. Contractor Notice. Contractor shall immediately notify NSS of any circumstance that will cause or threaten to cause a delay in Delivery, including any reduction in available Schedule Margin. Contractor shall provide NSS, no less frequently than quarterly, with Contractor's best estimate of when Delivery will occur, which estimate NSS may then use for purposes of this Paragraph 4.C.2. and Paragraphs 18.A. and 18.D.

                                        *

         3. NSS Provision of Launch Services. In the event NSS exercises its option to procure directly the Launch Services from an Alternative Launch Services Provider pursuant to Paragraphs 8.B. and 8.D., the Total Firm Fixed Price specified in Paragraph 4.A. shall be adjusted by the difference between
   * Dollars ($ * ) and the cost of the Launch Services procured by NSS from the Alternative Launch Services Provider and increased by the amount specified in Paragraphs 8.D.6. and 8.D.7., corresponding with the Alternative Launch Vehicle selected by NSS pursuant to Paragraphs 8.B. and 8.D.

         4. NSS Provision of Insurance. In the event NSS exercises its option to procure directly the insurance pursuant to Paragraph 9.A.2., the Total Firm Fixed Price for the Spacecraft specified in Paragraph 4.A. shall be adjusted by the difference in the insurance cost specified in item 4 under Paragraph 4.A. and the cost of the insurance procured directly by NSS.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 5. METHOD OF PAYMENT

A. Spacecraft Less Incentives

         Payment by NSS to Contractor of the amount due for the Spacecraft (less incentives) specified in item 1 in Paragraph 4.A. of this Contract (and of the amounts due for Launch operations support/mission operations support and Spacecraft simulator specified in items 6 and 8 in Paragraph 4.A. of this Contract) shall be made in accordance with the Milestone Payment Plan and the conditions specified therein. The amounts specified in the Milestone Payment Plan shall in each case be paid by NSS to Contractor within thirty (30) days after receipt by NSS of an invoice from Contractor, accompanied by a certification from an officer of Contractor, that the particular milestone events for which payment is being claimed in each case have been completed and enclosing any other documentation necessary to demonstrate the completion of such milestones. Contractor shall submit no more than one (1) invoice per calendar month which shall list all completed milestones for that month.

B. Launch Services

         1. Launch Services Procurement by Contractor. Subject to Paragraph 5.B.2., payment by NSS to Contractor of the amount due for Launch Services specified in item 3 in Paragraph 4.A. of this Contract shall be in the form of reimbursements of payments that Contractor makes under the Launch Services Agreement with respect to the Launch of the Spacecraft, which reimbursement schedule is set forth separately in Exhibit E. Contractor shall submit invoices to NSS for reimbursement of payments that Contractor is to make to the Launch Services Provider at least thirty (30) days prior to the date such payments to the Launch Services Provider are due as specified in Exhibit E. NSS shall remit such amounts to Contractor on or before the date that Contractor's payments to the Launch Services Provider are due. Contractor shall promptly advise NSS of any changes in the due dates for payments due to the Launch Services Provider and shall adjust the schedule in Exhibit E for the corresponding payments by NSS accordingly.

                                       *

         2. Launch Services Procurement by NSS

                  a. NSS procurement. If NSS exercises its option to procure the Launch Services from an Alternative Launch Services Provider pursuant to Paragraphs 8.B. and 8.D. of this Contract, NSS shall pay amounts due for the Launch Services directly to the Launch Services Provider. Under these circumstances, in the event that the Spacecraft delivered for Launch is not able to meet the Contracted Orbital Maneuver Life and all other requirements of the Spacecraft Performance Specifications,

                                       *                                       .
NSS shall submit invoices to Contractor for any amounts due to NSS under this Paragraph 5.B.2.a. at least thirty (30) days prior to the date NSS' payments to the Alternative Launch Services Provider are due. Contractor shall remit such amounts to NSS on or before the date that NSS' payments to the Alternative Launch Services Provider are due.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


                  b. Associated Services. In the event Contractor wishes to acquire any associated services under the Launch Services Agreement with an Alternative Launch Services Provider other than those considered normal and customary, Contractor shall notify NSS, in writing. Upon receipt of such notice, NSS shall procure the specified associated services on Contractor's behalf and invoice Contractor for same,

                                        *

C. Insurance

         1. Procurement of Insurance by Contractor. Subject to Paragraph 5.C.2., payment by NSS to Contractor of the amount due for insurance specified in item 4 in Paragraph 4.A. of this Contract shall be in the form of reimbursements of payments that Contractor makes under the Insurance Agreement with respect to the insurance of the Spacecraft. The Insurance Agreement shall contain a payment schedule that is comparable to payment schedules set forth in similar agreements made by the selected insurance underwriters, and in any event, such payment schedule shall be no less favorable to Contractor than any other insurance agreements that Contractor may have with the selected insurance underwriters as of EDC. Contractor shall submit invoices to NSS for reimbursement of payments that Contractor is to make to the insurance underwriters at least thirty (30) days prior to the date such payments to the insurance underwriters are due. NSS shall remit such amounts to Contractor on or before the date that Contractor's payments to the insurance underwriters are due.
Contractor shall promptly advise NSS of any changes in the due dates for payments due to the insurance underwriters that previously have been invoiced to NSS and shall adjust the schedule of the corresponding payments by NSS accordingly.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


                                       *


         2. Option for Procurement of Insurance by NSS. If NSS exercises its option to procure directly the insurance pursuant to Paragraph 9.A.2. of this Contract, NSS shall pay amounts due for the insurance directly to the insurance underwriters.

D. Operational In Orbit Incentives

         Payment by NSS to Contractor of the amount due for the Operational In Orbit Incentives specified in item 2 in Paragraph 4.A. of this Contract (as may be adjusted pursuant to Exhibit F to reflect the performance of the Spacecraft on the payment due date) shall be made in forty-eight (48) equal quarterly payments. Each quarterly payment shall include interest on the amount of the remaining unpaid Operational In Orbit Incentives calculated at the NPV Discount Rate on the date of invoice. The quarterly payments of the Operational In Orbit Incentives (as may be adjusted pursuant to Exhibit F) shall be made within thirty (30) days after receipt by NSS of Contractor's invoices therefor, the first of which may be issued by Contractor no earlier than the sixtieth (60th) day after the In Service Date, and payment shall be due only if (i) Acceptance of the Spacecraft has occurred and (ii) from the In Service Date and for sixty
(60) days thereafter, the Spacecraft has continued to meet or exceed the criteria for Conditional Acceptance as specified in Exhibit F. Forty-seven (47) subsequent quarterly payments of Operational In Orbit Incentives (as may be adjusted pursuant to Exhibit F) shall be invoiced by Contractor on ninety (90) day intervals after the first such invoice but only if, throughout each ninety
(90) day period preceding an invoice date, the Spacecraft has continued to meet or exceed the criteria for Conditional Acceptance as specified in Exhibit F. Notwithstanding the foregoing, any quarterly Operational In Orbit Incentives payments made by NSS

                                        *

shall be promptly refunded by Contractor to NSS (1) in full, if the Spacecraft does not continue to meet or exceed the criteria for Conditional Acceptance

                                       *
, or (2) in part, if the performance of the Spacecraft
                                        *

has degraded such that adjustments in the Operational In Orbit Incentives are appropriate pursuant to Exhibit F. Any degradations in the performance of the Spacecraft which are solely and directly attributable to the negligence or willful misconduct of NSS in connection with the operation of the Spacecraft after Delivery shall not give rise to any adjustments in the Operational In Orbit Incentives due to Contractor.

E. Prepayment of Operational In Orbit Incentives

         NSS may prepay the Operational In Orbit Incentives at any time in an amount equal to the total outstanding amount of the unpaid balance of the Operational In Orbit Incentives plus interest on such outstanding amount calculated at the NPV

Discount Rate from the date of the previous payment until the time of the final prepayment ("Prepaid Operational In Orbit Incentives"). The prepaid Operational In Orbit Incentives shall be refundable by Contractor to NSS (in the amount specified below) if, after such prepayment is made and prior to the end of the Orbital Design Life, the performance of the Spacecraft has degraded such that adjustments in the Operational In Orbit Incentives are appropriate pursuant to Exhibit F. Any such refund shall be due within thirty (30) days after Contractor's receipt of an invoice from NSS in an amount equal to the sum of (x) the amount of any Prepaid Operational In Orbit Incentives that, if not prepaid, would have become due after the date on which the Spacecraft's performance has degraded such that adjustments in the Operational In Orbit Incentives are appropriate pursuant to Exhibit F, plus (y) interest on each such amount at the NPV Discount Rate from the date prepaid to the date of such invoice.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

F. Adjustment of Payments

         Payments due to Contractor from NSS under this Article 5. may be
adjusted by NSS to the extent              *             of the Spacecraft is
adjusted pursuant to Paragraph 4.C. and Exhibit F of this Contract, and such adjustments in the payments shall be made by NSS in the manner specified therein. If * is adjusted because there has been Conditional Acceptance of the Spacecraft, then the amount of the adjusted Operational In Orbit Incentives shall be paid pursuant to Paragraphs 5.D. and/or E. above, as applicable. In addition, the actual performance parameters of the Spacecraft on the date of Conditional Acceptance shall be the baseline criteria for determining whether Contractor is entitled to
                                        *
to be made by NSS after the In Service Date pursuant to Paragraphs 5.D. and/or
E.
                                        *

G. Disputed Payments

         If    *    an item for which an invoice has been submitted is not
payable in accordance with the terms of this Contract, or that any milestone or condition established by this Contract as a prerequisite to payment has not been fulfilled, the applicable payment shall not be made until such time as NSS determines that such milestone or condition has been fulfilled.

H. Currency/Place of Payment

         All payments and/or refunds due from either Party to the other shall be made in United States Dollars. Payments and/or refunds to a Party shall be made by wire transfer of funds to such place for payments and/or refunds as the receiving Party's Authorized Representative may designate from time to time in writing. Unless NSS otherwise notifies Contractor, all invoices for payments to be made by NSS shall be addressed as follows:

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                         New Skies Satellites N.V.
                         Rooseveltplantsoen # 4
                         2517KR  The Hague
                         The Netherlands
                         Attn: Accounts Payable / Mr. Adrien Bull

with a separate          New Skies Satellites N.V.
copy to:                 Rooseveltplantsoen # 4
                         2517KR  The Hague
                         The Netherlands
                         Attention:  Vice President, Space Segment Technology
                         Facsimile No.: +31 70 306 4285

                         NSS-8 Program Office
                         Building S12, M/S W341
                         c/o Boeing Satellite Systems, Inc.
                         P.O. Box 92919
                         Los Angeles, CA  90009-2919
                         Attention: NSS-8 Program Manager
                         Facsimile No.: 1-310-426-1443

Unless Contractor otherwise notifies NSS, all payments to be made by NSS to Contractor shall be made by wire transfer to the following account:

                          Bank of America
                          Los Angeles Main Office
                          Los Angeles, CA.  USA

For deposit to the account of Boeing Satellite Systems International, Inc.
                  Account No.       *

ARTICLE 6. DELIVERY, TITLE AND RISK OF LOSS OR DAMAGE

A. Spacecraft Delivery

         Risk of loss or damage, and title, to the Spacecraft shall transfer from Contractor to NSS upon Delivery. Delivery of the Spacecraft shall occur upon Acceptance in writing by NSS pursuant to Paragraph 7.D., and delivery of a bill of sale for the Spacecraft in the form of Exhibit J.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

B. Delivery of Other Items

         Risk of loss or damage and title to all Items other than the Spacecraft shall transfer from Contractor to NSS upon Delivery. Delivery of such Items shall occur upon Acceptance in writing by NSS pursuant to Paragraph 7.E., and delivery of a bill of sale in the form of Exhibit J, except as otherwise provided in the Statement of Work.

C. Title

         Contractor warrants that title to all Items delivered hereunder shall be good, marketable and rightfully conveyed, and shall be delivered free and clear of all liens, encumbrances, pledges and other interests whatsoever. Furthermore, Contractor agrees to execute and deliver all instruments reasonably required to perfect or evidence such title in NSS.

ARTICLE 7. CERTIFICATION, INSPECTION, ACCEPTANCE, WAIVERS

A. General Requirements

         Contractor is responsible for testing, demonstrating, delivering,
*                            *         the Spacecraft and all other Deliverable
Hardware and Deliverable Data meet all of the requirements of this Contract, including the Spacecraft Performance Specifications. NSS' right of inspection or acceptance shall not be deemed a waiver of any defect, except as may be expressly agreed in writing by NSS in accordance with Paragraph 7.B. below. Prior to asking NSS to accept any Items and prior to Delivery,
                                        *

B. Waivers

         Contractor shall immediately notify NSS at such time that Contractor determines that it will not be able to meet a particular Contract requirement or specification and seek a waiver from NSS. Nothing herein shall be deemed to require NSS to grant a waiver, but, if it is willing to consider doing so, and except for adjustments which are addressed in other Articles of this Contract, NSS and Contractor shall negotiate in good faith reasonable consideration (in the form of a reduction in the Total Firm Fixed Price of the Spacecraft or the price of the other Items to be delivered hereby, or a refund) for any requested waiver that represents a material deviation from Contract requirements or specifications. If the Parties cannot agree on an appropriate amount,
       * , subject to a determination by binding arbitration under Article 21 of an appropriate price adjustment.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

C. Inspections

         Preliminary inspections of Items may be made by NSS or its designated representatives at either Contractor's or, subject to any Subcontractor's consent, a Subcontractor's plant, as the case may be. Contractor shall use reasonable efforts to accommodate NSS' inspection requests and to further request such inspections at a Subcontractor's plant when reasonable and appropriate. All such inspections shall be in the company of a Contractor's representative; provided that, if after reasonable notice (orally or in writing) of NSS' inspection plans at a Subcontractor's facility, Contractor shall have failed to furnish such a representative, NSS may conduct an unaccompanied inspection, subject to Subcontractor's consent. Without limiting Contractor's own responsibilities in this respect, Contractor shall also remedy any and all defects identified by NSS in the course of such inspections.

D. Spacecraft Acceptance Procedure

         Following a successful completion of the pre-shipment inspection of the Spacecraft, Contractor shall ship the Spacecraft to the Launch Site and proceed with the further testing and Launch of the Spacecraft in accordance with the Statement of Work and the Test Plan. Contractor shall notify NSS of the IOT schedule at least thirty (30) days prior to the Launch of the Spacecraft. The IOT shall be conducted in accordance with the Statement of Work and the Test Plan, and NSS' representatives shall be permitted to observe all phases of the IOT. When the IOT is completed, Contractor shall submit to NSS the test results and shall hold an acceptance review with NSS in accordance with the requirements of the Statement of Work and the Test Plan. At the conclusion of the acceptance review and upon arrival of the Spacecraft at the Orbital Station,
                                       *
NSS shall either accept the Spacecraft in accordance with Paragraph 7.D.1. or Paragraph 7.D.2. hereof if NSS is reasonably satisfied with the IOT results
*       , or reject the Spacecraft.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


         1. Unconditional Acceptance. NSS shall be obligated to accept, in writing, without conditions, the Spacecraft only if (i) the Spacecraft has successfully passed the Test Plan (as may be modified by any waivers previously granted by NSS), (ii) it has been verified that the Spacecraft's Orbital Maneuver Life will be at least for the period specified in Section 1.1.5. of the Spacecraft Performance Specifications, (iii) the Spacecraft satisfies all the requirements specified in the Spacecraft Performance Specifications (as may be modified by any waivers previously granted by NSS), (iv) it has been verified that the Spacecraft,
                                        *
will meet all the requirements of the Spacecraft Performance Specifications during the Orbital Design Life of the Spacecraft, and (v)
                                        *                  .
         2. Conditional Acceptance. NSS shall be obligated to accept, in writing, the Spacecraft when it has been verified at the acceptance review that, although it does not meet the criteria for Unconditional Acceptance, the Spacecraft meets the criteria for Conditional Acceptance specified in Exhibit F.

E. Acceptance Procedures for Other Items

         Except as specified in the Statement of Work, Acceptance of Items to be Delivered under the Contract other than the Spacecraft shall occur in accordance with the requirements of this Paragraph 7.E. Contractor shall certify to NSS the results of its inspection and tests of all such Items in a form acceptable to NSS. Based upon this certification, upon which NSS shall be entitled to rely, and any inspection or testing that NSS may conduct, NSS shall either accept the same in writing or notify Contractor in writing of those defects in which the Items are unacceptable. Upon receipt of a notice that any Item is unacceptable to NSS, Contractor shall remedy such Item. Upon remedy of such defects * , the Item shall be accepted by NSS in writing.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

F. Remedy of Defects

         Except as set forth in Paragraph 7.G. below with respect to a Spacecraft after Delivery, remedy of any defects in an Item shall be accomplished by Contractor at its expense, promptly upon receipt of notice thereof. Any Items found to be non-conforming during or after testing required under this Contract,
                    * , and without charge to NSS, shall be promptly re-tested (together with any other potentially affected parts or systems) by Contractor both at the unit level, and, if NSS requests in its sole discretion exercised in good faith, at a system level or of the entire
Spacecraft (                      *                      ) after Contractor has
remedied such non-conformance.

G. Post Acceptance Remedies

         After Acceptance by NSS of the Spacecraft, Contractor shall fully cooperate with NSS and Contractor, at NSS' request, shall investigate and assist NSS in remedying, to the extent reasonably practicable, any defects that are identified on the Spacecraft (including, without limitation, through changes in operational procedures, software, or, where possible, Spacecraft configurations) until the end of the Orbital Maneuver Life.

ARTICLE 8. LAUNCH SERVICES PROCUREMENT

A. Procurement of Launch Services by Contractor

         Subject to NSS' right to select an Alternative Launch Services Provider pursuant to Paragraphs 8.B. and 8.D., the Spacecraft shall be Launched by Sea Launch on a Sea Launch Vehicle pursuant to the terms of the Launch Services Agreement between Contractor and Sea Launch. With respect to such Launch Services Agreement, Contractor represents, warrants and covenants to NSS as follows:

         1. Representations and Warranties of Contractor. Contractor represents and warrants that the Launch Services Agreement between Contractor and Sea
Launch:

              a. Validity. Is a legal, valid and binding obligation of Contractor and Sea Launch enforceable in accordance with its terms;

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

              b. Consistency with Contract. Provides for the Launch of the Spacecraft (i) on a Launch Vehicle with a minimum performance
                  capability of               *               kilograms (*kg)

                  Spacecraft separated mass to Sea Launch's standard referenced geosynchronous transfer orbit pursuant to the Sea Launch User's Guide Revision B dated October, 2000 (D688-10009-1);
                  (ii) in a manner that will enable Contractor to meet all of the requirements of the Spacecraft Performance Specifications; and (iii) within a time period that has been designated on a manifest for the Launch of the Spacecraft, and pursuant to other terms and conditions, that will enable Contractor to deliver the Spacecraft by the Promised Delivery Date and in accordance with all other terms and conditions of this Contract; and

              c. Other Terms and Conditions. Contains terms that are normal and customary in Sea Launch services agreements,
                                                * .

2. Covenants of Contractor. With respect to the Launch Services Agreement between Contractor and Sea Launch, Contractor covenants that it will:

              a. Performance. Perform its obligations and enforce its rights under such Launch Services Agreement in general and specifically with respect to the Launch of the Spacecraft hereunder;

              b. Amendment. Not amend, modify or waive any provisions of such Launch Services Agreement that would affect the Launch schedule of the Spacecraft or any other material term or condition regarding the Launch of the Spacecraft, without NSS' prior written consent;

              c. Contractor Postponements. Not request any postponement in the Launch of the Spacecraft unless such postponement is directed or consented to by NSS in writing;

              d. Sea Launch Postponements. Consult with NSS regarding any postponements in the Launch requested by Sea Launch and respond to such requested postponements as NSS may communicate;

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

              e. NSS Participation. Provide NSS with all reports, data and documentation generated by Contractor or provided to Contractor by Sea Launch with respect to the Launch of the Spacecraft and provide NSS complete access to all meetings, reviews, Spacecraft/Launch Vehicle integration activities at the

                  Spacecraft factory and at the Launch Site, and Launch Vehicle anomaly or failure investigation activities related to the Launch of the Spacecraft to the same extent as Contractor has access thereto;

              f. Amendments Requested by NSS. Use its best efforts to negotiate any changes or amendments to the Launch Services Agreement related to the Launch of the Spacecraft as may be requested by NSS, with NSS being responsible for any costs and other consequences (including changes in Launch dates) resulting from the changes requested by NSS to the extent such costs and consequences are imposed by Sea Launch in connection with the change or amendment;

              g. Termination. Either terminate the NSS Launch if NSS exercises its option to change to an Alternative Launch Services Provider pursuant to Paragraph 8.D. (with NSS being responsible for termination charges, if any, related to such termination) or, in lieu thereof, maintain the Launch Services Agreement in full force and effect at Contractor's own expense, for some other Contractor program.

B. Option for NSS To Procure Launch Services

         Under the circumstances set forth in Paragraph 8.D., NSS may, up until
* (*) day prior to the shipment of the Spacecraft to the Sea Launch facility at Long Beach, California, elect to procure Launch Services directly from any of the Alternative Launch Services Providers, and may use any of the Alternative Launch Vehicles, in lieu of using Sea Launch pursuant to Paragraph 8.A. NSS shall notify Contractor accordingly, with such notification to include the identification of NSS' selected Alternative Launch Vehicle and Alternative Launch Services Provider. Upon such notification, and before entering into a Launch Services Agreement, NSS shall solicit from Contractor any recommendations for provisions or requirements to be included in the Launch Services Agreement. Contractor shall respond to such solicitation within ten (10) days of receipt of the request from NSS. NSS shall then promptly enter into a Launch Services Agreement with the Alternative Launch Services Provider, giving due consideration to such Contractor recommendations and incorporating Contractor requirements where applicable.

C. Contractor Obligations

         Contractor hereby agrees to perform all of the obligations pursuant to the Launch Services Agreement with respect to the accomplishment of the Launch, irrespective of whether the Launch Services have been procured pursuant to Paragraph 8.A. or Paragraph 8.B. The Parties agree that in the event of any ambiguity or inconsistency between any portion of this Contract and the Launch Services Agreement, this Contract will take precedence. Except as provided in Paragraphs 5.B.2.a. and b., the Parties acknowledge that the obligations of Contractor under this Paragraph 8.C. shall not include NSS' payment obligations to the Launch Services Provider if NSS procures the Launch Services pursuant to Paragraph 8.B.

D. Option To Change Launch Services

         If after the EDC, * Sea Launch will not be able to Launch the Spacecraft in time to support the Promised Delivery Date of the Spacecraft plus
        *        (*) days,                                           *        or
if NSS wishes to have the

         Launch Services Agreement terminated for one of the reasons for
termination *    , NSS may elect to procure alternative Launch Services pursuant to Paragraph 8.B. In this event:

                  1. NSS shall promptly notify Contractor of such election in writing.

                  2. NSS shall procure a Launch on one of the Alternative Launch
                     Vehicles from one of the Alternative Launch Services Providers.

                  3. Contractor shall refund to NSS all payments made by NSS to
                     Contractor pursuant to Paragraph 5.B.1 (less, if Contractor in fact terminates the NSS Launch with Sea Launch, any termination charges due to Sea Launch pursuant to the
                              * ) within   *   (*) days of receipt of NSS
                     notice.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  4. The Promised Delivery Date of the Spacecraft shall be
                     adjusted, without penalty, to a new date as required to accomplish all work required to prepare to Launch the Spacecraft on the Alternative Launch Vehicle. Contractor agrees to support a Launch integration schedule that will not exceed * (*) months or any Launch integration schedule greater than * (*) months as required by the Alternative Launch Services Provider. Contractor shall use reasonable efforts to support a Launch integration schedule of less than * (*) months if such schedule can be accommodated by the Alternative Launch Services Provider.

                  5.                           *
                     If NSS elects to procure an Alternative Launch Vehicle from a non-United States Alternative Launch Services Provider
                     other than   * , Contractor shall not be responsible for
                     adjustments in the Promised Delivery Date pursuant to
                     Paragraph 8.D.4. that exceed   * (*) months to the extent
                     such additional adjustments are required to comply with the Export Laws with respect to such other non-United States Alternative Launch Services Provider.

                  6. Contractor shall perform all obligations relative to the new Launch Services Agreement according to Paragraph 8.C. above. Contractor shall be entitled to payment for this work according to the following schedule, provided, however, that this payment shall be offset by work not actually performed by Contractor pursuant to Contractor's obligations relative to the original Launch Services
                     Agreement:

                      ----------------------------------------------------------
                      Alternate Launch Vehicle             Payment Amount (US$)
                      ----------------------------------------------------------
                              Ariane 5                                *
                      ----------------------------------------------------------
                              Atlas V                                 *
                      ----------------------------------------------------------
                              Delta IV                                *
                      ----------------------------------------------------------
                              Proton/Breeze M                         *
                      ----------------------------------------------------------

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  7. In addition to the fixed payment indicated above,
                     Contractor will be entitled to a charge of               *
                     Dollars ($ *) per month for each month that the Promised Delivery Date is actually adjusted pursuant to Paragraph 8.D.4.

                  8. Payment of the fixed amount pursuant to Paragraph 8.D.6.
                     will be made in three (3) equal installments based on Contractor reaching the following milestones: 1) Delivery of Spacecraft into storage; 2) Completion of Spacecraft FIST; and 3) Completion of IOT. The variable charge
                     specified in Paragraph 8.D.7. will be payable in   *
                     installments beginning * (*) months after EDC, assuming NSS has elected its option to change Launch Services pursuant to this Paragraph 8.D.

                  9. If NSS terminates the Sea Launch for convenience * , the following adjustments to other payment milestones terms will be required. The milestone payment for completion of IOT will become payable at * (*) months after EDC. The payments of the Operational In Orbit Incentives will continue to start after IOT, but incentive payments will begin to accrue interest at the NPV Discount Rate commencing at * (*) months after EDC.

                 10. If the Alternative Launch Services Provider elected by NSS requires a three (3) axis vibration and acoustic test in addition to those tests performed for the Sea Launch Vehicle, then the Contract will be subject to an equitable adjustment pursuant to Article 12.

ARTICLE 9. INSURANCE

A. Launch Insurance

1. Procurement of Insurance by Contractor. If NSS has not exercised its option to procure insurance for Launch of the Spacecraft as contemplated by Paragraph 9.A.2., within nine (9) months prior to the Launch of the Spacecraft, Contractor shall submit to NSS for NSS' approval, the proposed Insurance Agreement which shall provide insurance for the Spacecraft from Intentional Ignition through one
(1) year after Intentional Ignition. The amount of the insurance shall be equal to the Total Firm Fixed Price, including the amount of the insurance premium plus all accrued interest at the NPV Discount Rate on all money paid by NSS to Contractor (or directly to the Alternative Launch Services Provider and/or to insurance underwriters if NSS elects its option to procure Launch Services from an Alternative Launch Services Provider pursuant to Paragraphs 8.B. and 8.D. and insurance pursuant to Paragraph 9.A.2.); provided that, in the event of a successful Launch of the Spacecraft, at the time of successful separation of the Spacecraft from the Launch Vehicle, the insurance on the amount of the Operational In Orbit Incentives shall terminate.

                                        *

The Insurance Agreement shall specify Contractor as the named insured until the In Service Date. NSS shall be specified as the named insured from the In Service Date to the conclusion of the term of the Insurance Agreement and as an additional insured during all other periods of the term of the Insurance Agreement. At NSS' request and expense, Contractor shall increase the amount of the insurance and/or the term of the Insurance Agreement or substitute partially therefor,
                                              *                            . NSS
shall provide notice to Contractor of NSS' agreement or disagreement with the Insurance Agreement at least eight (8) months prior to the Launch of the Spacecraft. If there is a disagreement with the Insurance Agreement, the Parties shall meet promptly and seek to resolve the dispute. Upon approval of the Insurance Agreement by NSS, Contractor shall promptly enter into the Insurance Agreement with the insurance underwriters and shall provide a copy of such Insurance Agreement to NSS. NSS shall be permitted to participate in matters related to the Insurance Agreement as specified in the Statement of Work. The Insurance Agreement shall be assigned to NSS, at no cost to NSS, upon Acceptance of the Spacecraft.

         2. Option for NSS to Procure Insurance. On or before * (*) months prior to the Launch of the Spacecraft, NSS may elect to procure directly the insurance described above in Paragraph 9.A.1. (and/or if required to be procured through Contractor,
                                         * ). In the
event that NSS elects to procure such insurance, NSS shall notify Contractor of such election, no less than nine (9) months prior to the Launch of the Spacecraft. The Insurance Agreement shall specify Contractor as the named insured until the In Service Date. NSS shall be specified as the named insured from the In Service Date to the conclusion of the term of the Insurance Agreement and as an additional insured during all other periods of the term of the Insurance Agreement. Upon such notification, and before entering into an Insurance Agreement with the insurance underwriters, NSS shall solicit from Contractor any recommendations, for provisions to be included in the Agreement. Contractor shall respond to such solicitation within ten (10) working days of receipt of the request from NSS. NSS shall then promptly enter into the Insurance Agreement with the insurance underwriters, giving due consideration to such Contractor's recommendations.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         3. Contractor Obligations. Contractor hereby agrees to perform all of the obligations of NSS pursuant to the Insurance Agreement with respect to the insurance of the Spacecraft Launch, irrespective of whether the insurance has been procured pursuant to Paragraphs 9.A.1. or 9.A.2. The Parties will meet to mutually agree upon the roles and responsibilities of the Parties regarding oversight and management of the Insurance Agreement, and document same. The Parties agree that in the event of any ambiguity or inconsistency between any portion of this Contract and the Insurance Agreement, this Contract will take precedence. The Parties acknowledge that the obligations that Contractor is to perform under this Paragraph 9.A.3. shall not include NSS' premium payment obligations to the insurance underwriters if NSS procures the insurance pursuant to Paragraph 9.A.2.

B. Life Insurance

         Contractor shall use all reasonable efforts to cooperate with NSS and its insurance underwriters in connection with the procurement of any insurance policy relating to the operation of the Spacecraft after the expiration of the term of the Insurance Agreement, including the due diligence inquiry for and preparation of any such policy. In the event of a Launch failure or a failure of the NSS Spacecraft in orbit, Contractor shall use all reasonable efforts to cooperate with NSS and Contractor's and/or NSS' insurance underwriters, in connection with the investigation, preparation, filing and administration of any insurance claim pertaining to such Launch or Spacecraft failure.

C. Incentives
                                        *

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 10. SUBCONTRACTS

A. Subcontracts

         Within ninety (90) days after the Effective Date of Contract, Contractor shall provide a list of all Subcontracts with a value in excess of Five Hundred Thousand Dollars ($500,000) and shall identify the work to be provided in each such Subcontract. Changes to this list shall be detailed in each quarterly report, to be provided by Contractor pursuant to the Statement of Work.

B. Key Subcontracts

         Contractor agrees to enter into major Subcontracts (hereinafter referred to as "Key Subcontracts") for the Work specified below with the persons or entities (hereinafter referred to as "Key Subcontractors") listed below. Contractor further agrees that the Key Subcontractors are necessary for the successful completion of the Work to be performed hereunder. Contractor shall not change its Key Subcontractors without NSS' prior written consent.


            Key Subcontractor                  Work
            -----------------                  ----
      1.     *                                 C/Ku TWTs

      2.     *                                 Triple Junction GaAs Solar Cells

      3.     *                                 Loop Heat Pipes

      4.     *                                 Structure Assemblies

      5.     *                                 Battery

      6.     *                                 C/Ku Quad LNAs

      7.     *                                 C Downconv/Ku Upconv

      8.     *                                 Ku Downconv

      9.     *                                 XIPS Thrusters

      10.    *                                 Reflector Mirrors

      11.    *                                 45" DGS Reflector

      12.    *                                 C-band T/R CP Feed


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 11. PROPERTY ACCOUNTING

A. Identification and Control

         Contractor shall be directly responsible for and accountable for all
* , *    , subsystems or systems (whether in its possession or, where feasible, the possession of any of its Subcontractors) which are designated to become the property of NSS pursuant to the terms of this Contract, and which are part of the Items to be Delivered under this Contract. For this purpose, Contractor shall establish and maintain a system to control, protect, preserve and identify, at all times and until the Delivery and Acceptance of the last Item to be delivered hereunder, all of the aforementioned property in its possession

                                        *
B. Subcontractors

         Contractor shall, where feasible, require Subcontractors who are responsible for developing or manufacturing any of the Items to be delivered under the terms of this Contract to comply with provisions similar to the provisions of this Article.

C. Inventory

         Contractor shall maintain an inventory of all NSS designated property in its possession that has been incorporated into the Spacecraft. Contractor shall retain and shall use its reasonable efforts to cause Subcontractors to retain, inventory records of property incorporated into the Spacecraft, until
                                        *
Contractor and Subcontractors shall have inventory records covering the property incorporated into the Spacecraft available for NSS review and inspection, upon reasonable notice. If there are no property inventories in Contractor's or Subcontractors' possession, notification shall also be provided to that effect to NSS.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 12. CHANGES REQUESTED BY CONTRACTOR OR NSS

A. Contract Change Notice

         Any changes requested during the performance of this Contract which will add or delete Work, affect the design of the Spacecraft, change the method of shipment or packing, or place or time of any Delivery, or will affect any other requirement of this Contract, whether proposed by Contractor or NSS, shall be reflected by Contractor in writing as a contract change notice in accordance with the Statement of Work ("Contract Change Notice") issued at least thirty
(30) days prior to the proposed date of the change.

B. Acceptance of Change

         NSS shall notify Contractor within ten (10) business days after receipt of a Contract Change Notice whether or not it agrees with and accepts such change. If NSS agrees with and accepts the change, Contractor shall proceed with the performance of the Contract as changed, and an amendment to the Contract reflecting such change, and price and/or schedule adjustments, if any, shall be issued. If NSS does not agree to implement the change, and the Parties are unable to reach any other agreement regarding such change, Contractor shall proceed with the performance of the Contract, as unchanged. NSS shall be permitted to refer any dispute as to the price of a change to arbitration and/or authorize the change, subject to binding arbitration under Article 21 as to the change order price. In circumstances where NSS authorizes Contractor to go forward pending arbitration, Contractor shall proceed with the change, with the price effect to be so determined by arbitration; provided that, pending conclusion of such arbitration, Contractor shall be entitled to receive partial payment from NSS in the amount of the undisputed portion of the price of the change, within thirty (30) days after Contractor issues an invoice for such amount. NSS shall deposit the disputed amount of the change price into an interest-bearing escrow account to be allocated and distributed between the Parties at the conclusion of, and in accordance with, the arbitration.

C. Non Refusal

         Contractor may not refuse any change that may be requested by NSS during the performance of this Contract as long as the NSS-requested change is within the general scope of this Contract and is technically feasible.

D. Price of Changes

         All pricing determinations for changes shall be based on the materials and efforts involved in implementing the change (which shall be described to NSS in reasonable detail) and such materials and efforts previously required that will no longer be required.
                                        *
Calculation of expense savings for Work that is not required, regardless of who requested the change, shall include a deduction for the applicable profit margin (also to be taken from the base amount of the Operational In Orbit Incentives). In addition, if certain supplies or materials already acquired for the Work are made obsolete or excess as a result of a change, NSS shall have the right to prescribe the manner of disposition of such supplies or materials.

E. Compressed Time Periods

         The time periods specified in this Article and in the Statement of Work for proposing and approving changes may be shortened as necessary to accommodate exigent circumstances.

F. Changes To Meet Specifications

         For the avoidance of doubt, in no event shall NSS be required to pay for any change, accept any deviation in performances or specifications, or allow any delay to the extent that Contractor is required to remedy any defects, including those that may become apparent through the testing or operation of other spacecraft, all such Work to be performed by Contractor at its sole cost and expense.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


ARTICLE 13. CONTRACT TECHNOLOGY

A. Disclosure of Contract Technology

         From the Effective Date of Contract, and for a period of twenty-four
(24) months after the Delivery of the Spacecraft, Contractor shall maintain copies of all Contract Technology (including Contract Data previously delivered to NSS hereunder). During such period, and thereafter to the extent such Contract Technology is retained by Contractor, NSS may have access to and/or request copies of such Contract Technology to the extent reasonably required for preparing, launching, testing, maintaining, operating, using or marketing capacity on or services that employ the Spacecraft. Within seven (7) days after receipt of such request, Contractor shall furnish copies of the requested Contract Technology. The cost of furnishing copies of such Contract Technology shall be borne by the requester and shall include the cost of collecting, editing, duplicating, assembling and shipping, to the extent not included in the Contract price, but shall not include any amount associated with the value of such Contract Technology. The Contractor may, by appropriate marking on Contract Technology, indicate that such shall be used only in accordance with the terms of this Contract.

B. Rights Granted in Contract Technology

         1. Contract Data. Contractor hereby grants to NSS an irrevocable, non-exclusive, royalty free, worldwide Right to Use and Right to Publish Contract Data in connection with * , launching, testing, maintaining,
operating,  *  , and         *       the Spacecraft.

         2. Contract Intellectual Property. For all Contract Intellectual Property owned by Contractor or under which Contractor has rights, Contractor hereby grants to NSS an irrevocable, non-exclusive, royalty free, worldwide License to Practice under such Contract Intellectual Property in connection with preparing, launching, testing, maintaining, operating, using, and marketing capacity on or services that employ the Spacecraft.

C. Limitations

         NSS' rights to receive and/or disclose Contract Technology shall be subject to the Export Laws and Article 27 of this Contract.

ARTICLE 14.  RIGHT OF ACCESS, REPORTS, TESTING, MONITORING

A. Access

         Subject to compliance with the Export Laws Compliance Program, NSS shall have the access rights specified below and as described in the Statement of Work.

         1. Work. NSS shall be allowed reasonable access to Contractor's facilities and to all Work and Work in progress, and all data and information related to this Contract, for purposes of observation, inspection, examination and evaluation, at any reasonable time prior to Acceptance of the relevant Item or termination of this Contract and thereafter to the extent such data and information are of the type customarily retained in the ordinary course of business.

         2. Subcontracts. Contractor shall provide access rights to NSS to the
subject matters of the Key Subcontracts with     *     to the same extent as
access is provided to Contractor. For all other Key Subcontracts, Contractor will use best efforts to negotiate terms that will provide access rights to NSS to the subject matter of the Key Subcontracts to the same extent as access is provided to Contractor. For all other Subcontracts, Contractor shall use reasonable efforts to negotiate terms that will provide access rights to NSS to the subject matter of the Subcontracts to the same extent as access is provided to Contractor. Such NSS access shall be coordinated through Contractor's product assurance program interface.

B. Reports

         Subject to compliance with the Export Laws Compliance Program, Contractor shall deliver to NSS written progress and status reports, test data, and any final reports, in accordance with the requirements of the Statement of Work. All reports furnished pursuant to this Paragraph may be used and distributed by NSS in accordance with the provisions of this Contract.

C. Performance Testing

         Subject to compliance with the Export Laws Compliance Program, NSS shall have the rights with respect to testing set forth below and in the Statement of Work.

         1. Witness of Tests. All developmental, qualification and acceptance testing of Items required by this Contract may be witnessed by NSS' representatives at Contractor's or Subcontractor's plant (subject to Subcontractor's consent which Contractor shall use reasonable efforts to obtain) or at such other place as the tests are conducted or test results are monitored, and NSS shall be provided with access to and copies of same to the extent specified in the Statement of Work or requested by NSS.

         2. Acceptance Tests. NSS shall have the right reasonably to specify the times and places for the undertaking of final acceptance testing of any Deliverable Hardware to be delivered in accordance with the requirements of this Contract.

         3. Notice of Tests. If Contractor or any Subcontractor establishes the time, date, or location of any testing required under this Contract, Contractor shall provide, or cause the Subcontractor to provide, NSS with the advance notice specified in this Contract, or if not specified, with reasonable advance notice. Contractor reserves the right to perform any testing under this Contract without NSS' participation where such prior written notice was provided to NSS.

         4. Test Plan. All testing under this Contract shall be undertaken in accordance with the Test Plan and the Statement of Work.

D. Monitoring

         Subject to compliance with the Export Laws Compliance Program, approximately four (4) of NSS' personnel and consultants shall be located at the manufacturing site of the Spacecraft for the purpose of monitoring the progress of the Work as specified in the Statement of Work. Contractor shall provide office and other facilities to such personnel and consultants as described in the Statement of Work. In addition, Contractor shall provide adequate parking spaces for NSS on-site personnel and consultants. NSS personnel and consultants shall have twenty-four (24)-hour access to the office space provided hereunder. The witnessing of tests and the monitoring of progress of Work under this
Article 14 shall be subject to Contractor's personnel accompanying NSS personnel during such activities. Contractor shall obtain from the Key Subcontractors the rights for Contractor's personnel and for NSS' personnel and consultants to access the Work in progress related to the Spacecraft at the Key Subcontractors' plants. To the extent Contractor has similar rights of access to the plants of other Subcontractors, it shall permit NSS' personnel and consultants to accompany Contractor's personnel to such plants, subject to the consent of the Subcontractor, if required.

E. Export Laws Compliance

         The export of any Items under this Contract is subject to the approval of the United States government through its relevant agencies and bodies. Contractor shall promptly implement the Export Laws Compliance Program described in Exhibit G to obtain and maintain all authorizations and consents under the Export Laws necessary to permit NSS to take Delivery of all Items and to permit NSS, the Launch Services Provider, the insurance underwriters or other third parties with a need to access to information supplied by Contractor or Subcontractors under any of the provisions of the Contract, and their respective personnel and consultants, to have full access to the Work, reports, testing and monitoring and all information, documents and data related thereto, as specified in this Contract. Contractor shall use best efforts to obtain such authorizations and consents prior to the Spacecraft system-level preliminary design review as set forth in the Statement of Work. Pending receipt of such authorizations and consents, Contractor shall employ Satellite Consulting, Inc. as an independent auditor who will provide a minimum of two (2) equivalent man - months per month of auditor support. Individuals provided by Satellite Consulting, Inc. for this effort shall have access to all Items and all Work, reports, testing and monitoring and all information, documents and data related thereto, to which NSS' and any necessary third parties' access is precluded by the Export Laws. The independent auditor will have full authority to exercise any and all access and related rights under the Contract, with respect to the material and information to which it is given access under the foregoing. At the time of receipt of the authorizations under the Export Laws Compliance Program, the independent auditor will transition its access rights to NSS as permitted by the Export Laws, and NSS shall assume full access rights with respect thereto. For clarification purposes, the cost of Satellite Consulting, Inc.'s services shall be borne by Contractor until 5 August 2001; after which, and until such time as Satellite Consulting, Inc. obtains the proper export authorizations, NSS will reimburse Contractor for any Satellite Consulting, Inc. costs incurred by Contractor under the NSS-8 program. Contractor may invoice NSS for these Satellite Consulting, Inc. costs on a monthly basis (with net 30 days payment terms) commencing the month of December 2001. Upon receipt by Satellite Consulting, Inc. of proper export authorization, Contractor shall terminate its NSS-8 program purchase order with Satellite Consulting, Inc. and invoice NSS for any remaining amounts due. NSS shall then assume any future procurement responsibility for Satellite Consulting, Inc.'s services under the NSS-8 program. To the extent any access by NSS specified in this Contract is not permitted by the Export Laws, the independent auditor specified above shall continue to have access and the authority to exercise access-related rights on behalf of NSS. Nothing in this Article 14 shall preclude NSS and any necessary third parties, during the period when the Export Laws Compliance Program is pending, from having access to any Items and all Work, reports, testing and monitoring and all information, documents and data related thereto, to the extent such access is not precluded by the Export Laws.

ARTICLE 15. WARRANTY

A. Warranty

         Contractor warrants that, notwithstanding prior inspection or Acceptance by NSS:

         1. All Deliverable Hardware shall be in good working order and free from all defects in workmanship and materials and shall conform with the requirements of this Contract;

         2. All Deliverable Data shall conform with the requirements of this Contract; and

         3. All Services shall be performed in a skillful and workmanlike manner and shall conform with the requirements of this Contract.

         Contractor shall pass through to NSS any warranties regarding Launch Services that Contractor obtains from the Launch Services Provider.

B. Remedies

         Promptly after receipt of written notification from NSS that Work is
defective or non-conforming, Contractor shall,     *                   ,
either (i) correct, repair or replace, at Contractor's sole expense, any defective or non-conforming Work so as to comply with the above warranties, or
(ii) reimburse NSS for such portion of the price as is equitable; provided that, to the extent NSS recovers amounts for particular defective work by obtaining a reduction in the Firm Fixed Price pursuant to Exhibit F, NSS shall not be entitled to receive a warranty reimbursement for such defect. The remedies stated herein shall not apply to the extent a defect results from willful misconduct or gross negligence on the part of NSS, its employees, agents, consultants or representatives.

C. Warranty Period

         The above warranties shall continue for a period of * (*) years from the date of Acceptance of each Item, except, however, all corrections, repairs and replacements made pursuant to this Article by Contractor after Acceptance shall be so warranted for a period of * (*) years from the date of Acceptance of such corrections, repairs or replacements. The warranties in this Article shall not apply to a Spacecraft after Acceptance; provided the foregoing shall not be construed to relieve Contractor of any liability that may arise out of any willful, knowing or reckless misrepresentation to NSS by Contractor hereunder.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

D. Disclaimer

         Except as otherwise set forth herein and in other articles of this Contract, Contractor expressly disclaims any express or implied warranties, including without limitation, warranties of fitness for a particular purpose and merchantability.

E. Not Exclusive Rights

                                        *

ARTICLE 16. DEFICIENCIES NOTED IN OTHER SPACECRAFT

A. Qualification Heritage


                                        *

B. Notice

         Whether before or after Acceptance of the Spacecraft, Contractor shall immediately notify NSS of any circumstance, known to or suspected by Contractor that would make any statement set forth in Paragraph 16.A., if made at the time, no longer the case, and of any other data available to it that indicates (i) that conditions exist which affect or may affect adversely the Spacecraft operation, or (ii) that the Spacecraft performance and/or operation depart or may depart from that expected from the program documentation at any time during the period of the Spacecraft's Orbital Maneuver Life, or (iii) that the Spacecraft does not meet all the requirements of the Spacecraft Performance Specifications, or can not be reasonably predicted to be able to meet the requirements of the Spacecraft Performance Specifications for the full Orbital Maneuver Life. Contractor shall take prompt appropriate corrective measures at its sole cost in any Spacecraft that has not been Launched so as to eliminate all the deficiencies so noted or suspected, to NSS' satisfaction. NSS shall have the right to reject, until Intentional Ignition any Spacecraft that does not meet the requirements of this Article 16. Thereafter, NSS' obligations to complete Delivery and Acceptance of the Spacecraft shall be governed by other provisions of this Contract.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 17. TERMINATION FOR CONVENIENCE

A. Termination

         NSS may, prior to Contractor's completion of all Work, by written notice issued by NSS' Authorized Representative, terminate this Contract (except for any Items for which Delivery and Acceptance have been completed) for its convenience, whereupon Contractor shall cease Work in accordance with the terms of said notice.

B. Termination Expense

         Contractor shall promptly submit to NSS a detailed written statement of Contractor's total out of pocket expense incurred in the performance of Work and total out of pocket expenses resulting from such termination as determined in accordance with Contractor's standard accounting practices and, at NSS' request and expense, verified to NSS by Contractor's or other reputable independent certified public accountants (hereinafter referred to as "Total Verified Termination Expense").

C. Termination Charges

         Termination charges shall be negotiated by NSS and Contractor based upon the Total Verified Termination Expense plus a profit margin of * percent ( *%).

         1. Maximum Charge. In no event shall termination charges exceed the lesser of (i) the Total Verified Termination Expense plus the profit margin specified above or (ii) the Total Firm Fixed Price, including the net present value of Operational In Orbit Incentives determined at the NPV Discount Rate on the date of termination, but excluding the cost of the Launch Services and/or insurance if procured by NSS pursuant to Paragraphs 8.B. and 8.D. and 9.A.2., or
(iii) based upon the date of termination, the amount specified in the Maximum Termination Liability Schedule shown in Exhibit H hereto.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         2. Payment. Termination charges, as negotiated, less (i) amounts previously paid by NSS pursuant to this Contract and (ii) amounts representing termination charges attributable to Deliverable Hardware and the Launch Services Agreement and Insurance Agreement and other rights associated therewith (to the extent NSS does not elect to retain same) which Contractor or any of its Subcontractors elects to retain (which election Contractor shall make as to each item for which it has another reasonably compatible use), shall be paid by NSS (or, if a net refund is due, by Contractor) within sixty (60) days after receipt of Contractor's (or, if applicable, NSS') invoice therefor.

D. Subcontractor Settlements

         Contractor shall advise NSS of all proposed settlements with vendors and Subcontractors in the event of termination, and Contractor further shall not enter into any binding settlement until NSS has approved the proposed settlement or until thirty (30) days have elapsed from the date when NSS was advised of the proposed settlement, without approval or objection by NSS.

E. Inventory

         In the event of such a termination, all inventory generated under this Contract, except that retained by Contractor or Subcontractors pursuant to Paragraph 17.C.2., shall become the property of NSS.

F. Termination of Launch

                                        *

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 18. TERMINATION FOR OTHER REASONS

A. Termination by NSS for Cause

         NSS may, by written notice issued by NSS' Authorized Representative, terminate this Contract, in whole or in part (except for any Items for which Delivery and Acceptance have been completed) if:

         1. there is a cumulative delay in Delivery of an Item past the Promised Delivery Date, which is not excusable pursuant to Article
              19 hereof, and which exceeds a cumulative period of     *    ( * )
              days or it                                  * ;

         2.
                                        *

         3. Contractor commits a material breach of this Contract or otherwise fails to perform any other material provisions of this Contract, and such breach or failure is not cured within thirty (30) days from the date of such notice; or

         4. Contractor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or substantially all of its assets; (ii) file a voluntary petition in bankruptcy, admitting, in writing, that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or arrangement with creditors to take advantage of any bankruptcy or insolvency laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding where such action or failure to act will result in a determination of bankruptcy or insolvency; or (vi) downsize or discontinue its commercial communications spacecraft manufacturing business such that Contractor's ability to perform its obligations under this Contract is impaired.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Upon termination pursuant to this Paragraph 18.A., NSS shall receive, within thirty (30) days of termination, (i) a full refund of all payments made by NSS under this Contract (including any amounts paid directly or indirectly for Launch Services and insurance pursuant to Articles 8 and 9, unless NSS elects to retain or obtain the rights to such Launch Services and/or insurance) with respect to the terminated Items, plus (ii) interest on such amounts at the NPV Discount Rate, plus (iii) the full amount of the price adjustments for late Delivery specified in Paragraph 4.C.2.a., in which event NSS shall relinquish all of its rights to Items not retained by NSS or for which Delivery and Acceptance have not been completed, and return or destroy all Deliverable Data not related to Items for which Delivery and Acceptance have been completed previously that is in tangible form.

B. NSS Termination for Unsuccessful Launch

         If there is not a successful Launch of the Spacecraft due to non-performance of the Launch Vehicle, NSS may, by written notice issued by NSS' Authorized Representative, terminate this Contract with respect to the Spacecraft and any related deliverable items. Upon termination pursuant to this Paragraph 18.B., NSS shall receive immediately after Contractor receives insurance proceeds from such unsuccessful Launch but in no event later than sixty (60) days after termination, (i) a full refund of all payments made by NSS under this Contract (including any amounts paid directly or indirectly for Launch and insurance pursuant to Articles 8 and 9) with respect to the terminated Items (but specifically excluding any price adjustments for late Delivery specified in Paragraph 4.C.2.a.), plus (ii) interest on such amounts at the NPV Discount Rate, in which event NSS shall relinquish all of its rights to Items related to such Spacecraft for which Delivery and Acceptance have not been completed, and return or destroy all Deliverable Data not related to Items for which Delivery and Acceptance have been completed previously that is in tangible form.

                                        *

C. NSS Termination for Spacecraft Failure Prior to Delivery

         If there is a successful Launch of the Spacecraft, but due to Spacecraft anomalies, Unconditional Acceptance or Conditional Acceptance does not occur, NSS may, by written notice issued by NSS' Authorized Representative, terminate this Contract with respect to such Spacecraft and related deliverable Items. Upon termination pursuant to this Paragraph 18.C., NSS shall receive within thirty (30) days of termination, (i) a full refund of all payments made by NSS under this Contract (including any amounts paid directly or indirectly for Launch and insurance pursuant to Articles 8 and 9) with respect to the terminated Items, plus (ii) interest on such amounts at the NPV Discount Rate, plus (iii) the full amount of the price adjustments for late Delivery specified in Paragraph 4.C.2.a., in which event NSS shall relinquish all of its rights to Items related to such Spacecraft for which Delivery and Acceptance have not been completed, and return or destroy all Deliverable Data not related to items for which Delivery and Acceptance have been completed previously that is in tangible form.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


D. NSS Termination for Excusable Delay

         If there is a cumulative delay in Delivery of an Item past the Promised Delivery Date which exceeds a cumulative period of * (*) days (no more than * (*) of which are not excusable pursuant to Article 19),
                                        *
          NSS may, by written notice issued by its Authorized Representative, terminate this Contract with respect to the Spacecraft and any related deliverable Items. Upon termination pursuant to this Paragraph 18.D., NSS shall receive, within thirty (30) days of termination,
                                        *
in which event NSS shall relinquish all of its rights to Items related to such Spacecraft (except for insurance and any Launch Services for which it receives no refunds), and return or destroy all Deliverable Data not related to such Items.

E. Improper Termination

         If, after termination under the provisions of Paragraphs 18.A., 18.B., or 18.C., it is determined for any reason that the Contract was terminated improperly under the provisions of this Article, the rights and obligations of the Parties shall be the same as if termination had been effected pursuant to
Article 17.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

F. Termination of Launch

                                        *

ARTICLE 19. EXCUSABLE DELAYS

A. Non Launch Related Delays

         Delays in Delivery resulting from acts of God or of the public enemy, acts of a government in its sovereign capacity (but expressly excluding any delays arising out of the Export Laws), fires, earthquakes, floods, riots, acts of war, strikes and lock-outs (excluding strikes and lock-outs at Contractor-owned or operated facilities), epidemics, quarantine restrictions, and freight embargoes, provided in every case such acts or occurrences are beyond the reasonable control and without the fault or negligence of Contractor and its Subcontractors, shall constitute excusable delays if a written claim thereof together with information sufficient to support such claim is received by NSS within twenty (20) days after the start of each such act or occurrence. Contractor shall provide written evidence of the period of such delay. Contractor shall use its best efforts to minimize the effect of any force majeure delay including (without limitation) through the use of work-around schedules, twenty-four (24)-hour operations, and through the use of alternative suppliers (to be approved by NSS where required under Article 10). Subject to NSS' rights under this Contract, the Delivery requirements shall be extended by the amount of such period as is supported by the evidence provided.

B. Launch Related Delays

         As it relates to the Launch Services Provider, any postponement of the Launch of the Spacecraft caused by (i) any of the events described in Paragraph 19.A. above, (ii)
                                     *                                  shall
constitute an excusable delay.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


ARTICLE 20. KEY PERSONNEL

         It is agreed that the following Contractor employees and positions are necessary for the successful performance of this Contract:


                  Key Personnel              Position
                  -------------              --------
                       *                     Program Manager
                       *                     Program Engineering Manager
                       *                     Lead Payload Engineer
                       *                     Systems Lead
                       *                     Lead Bus Engineer
                       *                     Contracts Manager
                       *                     Ground Systems Lead
                       *                     PA Manager
                       *                     Systems Lead (Deputy)
                       *                     Antenna Lead

         In the event one (1) or more of the above-named personnel are no longer available for the performance of this Contract, Contractor agrees to replace such personnel with personnel of a comparable level of experience, qualifications and ability, and such replacement shall be subject to NSS' approval.

ARTICLE 21. DISPUTES

         Any dispute or disagreement arising between Contractor and NSS in connection with this Contract, which is not settled within thirty (30) days (or such longer period as may be mutually agreed upon by the Parties) from the date that either Party notifies the other in writing that such dispute or disagreement exists, at the request of either Party may be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, in effect on the date that such request is made, by three (3) arbitrators. Each Party shall select one (1) arbitrator and the two (2) arbitrators so selected shall select the third (3rd) arbitrator; provided that if the two (2) arbitrators selected by the Parties cannot agree on a third arbitrator within thirty (30) days of their selection by the Parties, the third arbitrator shall be appointed in accordance with the Rules of Conciliation and Arbitration. The arbitration proceedings shall be conducted in the United Kingdom. The arbitration resolution shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party, by any court having jurisdiction. Each Party shall bear the cost of preparing and presenting its case; and the cost of arbitration, including the fees and expenses of the arbitrators, will be shared equally by the Parties unless the resolution otherwise provides.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 22. INDEMNIFICATION

A. General Indemnification

             * shall indemnify and hold   *, its officers, directors, agents,
employees, owners, subsidiaries, affiliates, successors and assigns, or any of them, harmless from any and all loss, damage, liability or expense resulting from damage (excluding damage to the Spacecraft caused after Acceptance) and injuries, including death, to all persons (natural or juridical), arising from
any occurrence caused by a material act or omission of   * ,   * , or any of
them, and * shall at its sole expense defend any claims, actions, suits and
proceedings, whether in law or equity, brought against   * , its officers,
directors, agents, employees, owners, subsidiaries, affiliates, successors and assigns, or any of them, on account thereof, and shall pay all expenses, including attorney's fees, and satisfy all judgments as may be incurred by or rendered against them, or any of them, in connection therewith, provided * is given prompt notice of any such claim, action, suit or proceeding. * shall
provide, at   *   written request and sole expense, such assistance and
information as may be reasonably provided by * in connection with the defense of any such action. Notwithstanding the foregoing, for the period commencing at Intentional Ignition through Spacecraft separation from the Launch Vehicle, Contractor shall indemnify NSS for damages caused by the nonperformance of the Launch Services only to the extent that the Launch Services Provider provides such indemnity under the Launch Services Agreement.

B. Intellectual Property Indemnification

             * shall, at its expense, defend, indemnify and hold   * , its
officers, directors, agents, sublicensees, owners, subsidiaries, affiliates and employees, successors or assigns or any of them harmless from and against any and all claims, losses, actions, damages, expenses and all other liabilities, including but not limited to costs and reasonable attorneys' fees, resulting from any claim against an indemnified party by any third party, for infringement or other violation of any patent, copyright, trademark, trade secret rights, or any other intellectual property rights arising from preparing, launching, testing, maintaining, operating, using, and marketing capacity on or services that employ the Spacecraft or in connection with any Item; the performance of
Work; or any Contract Technology owned by   *   and/or licensed by   *   to   *
under this Contract.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         If an injunction or other order is obtained against the manufacture, preparation, use, lease, sale or other disposition of any deliverable Item, Contractor agrees to use its best efforts either to procure rights so that such deliverable Item and the manufacture, preparation, use, lease, sale or other disposition thereof is no longer infringing or to modify or replace such deliverable Item, subject to NSS' technical approval, so that it is no longer subject to such injunction or order. In the event that neither of the foregoing alternatives is suitably accomplished, * shall be liable to * , its successors and assigns, or any of them, for all additional costs and damages resulting from such injunction or order.

C. Indemnification For Taxes

         Contractor shall assume responsibility for, and shall hold NSS harmless from all taxes, duties (except for import duties related to Items delivered to NSS, or Services performed for NSS, in The Netherlands), tariffs or similar charges, however denominated, which may be required under any present or future law or laws, and which become due by reason of the performance of Work under this Contract or any Subcontract hereunder, and shall execute and deliver such other further instruments, and comply with such requirements of said laws, as may be necessary thereunder to confirm and effectuate this Contract, including making of payment of any interest or penalties related to or arising from such taxes, duties, tariffs or other charges.

D. Procedures

         In the event * employs any attorney, accountant, engineer or consultant to assist in defense of any matter pursuant to this Article 22, such attorney, accountant, engineer or consultant shall be reasonably satisfactory to the indemnified party. If * does not employ counsel to take charge of the defense, the indemnified party shall, at the sole expense of * , employ separate counsel and direct such defense on its own behalf. No settlement of any claim, action, proceeding or suit shall admit liability on the part of an indemnified party without such indemnified party's prior written consent, which may be given or withheld in an indemnified party's sole discretion.

ARTICLE 23. LIMITATION OF LIABILITY

         NOTWITHSTANDING ANY OTHER PROVISION HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR REVENUES, OTHER THAN FOR A WILLFUL BREACH OR GROSS NEGLIGENCE. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO A PARTY'S OBLIGATIONS TO INDEMNIFY A THIRD PARTY CLAIM PURSUANT TO ARTICLE 22 OR ANY OTHER PROVISIONS OF THIS CONTRACT RELATING TO INDEMNIFICATION OF A THIRD PARTY CLAIM.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.


ARTICLE 24. DAMAGE TO PERSONS OR PROPERTY, ASSOCIATED WITH LAUNCH, INTERPARTY WAIVER

         Each Party agrees to be bound to such interparty waiver as the Launch Services Provider may set forth in the Launch Services Agreement, provided that the waiver contains reciprocal rights for both Parties and is substantially consistent with the standard provisions of such Launch Services Provider.

ARTICLE 25. REPRESENTATIONS AND WARRANTIES

A. Mutual Representations and Warranties

         Each Party represents, covenants and warrants to the other that:

         1. Existence. It is a corporation, duly organized and validly existing and with the power to undertake the obligations set forth in this Contract.

         2. Authority. All corporate action required to be taken by it to execute, deliver and perform the terms of this Contract have been taken.

         3. Binding Agreement. The execution and delivery of this Contract by it will cause this Contract to constitute a legal, valid and binding obligation of it enforceable in accordance with its terms, except where enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors rights generally or general principles of equity.

B. Contractor's Special Representations and Warranties

         Contractor represents, covenants and warrants to NSS that:

         1. Contract Intellectual Property. None of the Contract Intellectual Property is, to the best of Contractor's knowledge, the subject of infringement or other violations of intellectual property protections by any third party; and all of the Contract Intellectual Property is free from any lien, claim or other encumbrance, including as a pledge of collateral. Contractor shall employ all reasonable commercial efforts to retain all Contract Intellectual Property.

         2. Contract Technology. There are no claims filed, or, to the best of Contractor's knowledge, threatened that any of the Contract Technology or the practice thereof infringe or violate in any way any patent or other intellectual property rights of any third party. Contractor has the authority to grant to NSS the licenses and rights to the Contract Technology according to the terms of this Contract.

ARTICLE 26. ASSIGNMENT

         Neither this Contract nor any of the rights, duties, and obligations of Contractor or NSS under this Contract may be assigned or delegated by either Party without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed. Any attempted assignment or delegation, without such consent, shall be void and without effect. Notwithstanding the foregoing, NSS may assign this Contract or any of its rights and obligations, including but not limited to any warranties and indemnities, with a right to reassign, without Contractor's consent: (i) to a subsidiary of NSS, or (ii) to a joint venture in which NSS is a majority participant or holds at least a twenty-five percent (25%) ownership interest; and either Party may assign this Contract or any of its rights and obligations, including but not limited to any warranties and indemnities, with a right to reassign without consent of the other Party (x) to any entity that acquires or succeeds, by merger or other vehicle, to all or substantially all of the assigning Party's assets, or (y) to a financial institution as security in connection with a bona fide financing transaction. Any assignment of the Contract shall not relieve the assignor of its obligations hereunder unless the assignor provides the other Party with reasonable evidence of the financial viability of the assignee, which evidence is reasonably acceptable to such other Party, or unless such other Party otherwise agrees to release the assignor of its obligations hereunder.

         This Contract shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

ARTICLE 27. CONFIDENTIALITY

A. Identification of Proprietary Information

         All information, in whatever form, orally or in any written or electronic form, that has been or may be disclosed in the future by one Party to the other in connection with this Contract shall be deemed proprietary information, if written, if marked "proprietary" or "confidential," or if disclosed orally, if so stated to the receiving Party by the disclosing Party at the time of disclosure and reduced to writing no later than thirty (30) days after the disclosure (together "Proprietary Information"). In addition, and without limitation, Contractor acknowledges and agrees that all information regarding NSS' contemplated use of or customers for the Spacecraft, areas of coverage or antenna plots, potential types of traffic or related requirements, health and expected life of existing satellites, the performance of the Spacecraft and any anomalies with respect thereto, and all information that could be revealing of the foregoing, shall be deemed NSS' Proprietary Information and "Company Restricted Information."

B. Restrictions on Use, Disclosure

         Neither Party shall use the Proprietary Information of the other Party except for the purpose of this Contract. Neither Party shall disclose the Proprietary Information of the other Party except: (1) on a confidential and need-to-know (for the purposes specified herein) basis to its employees, agents, and advisors (and with respect to NSS, its insurance underwriters, launch service providers, investors, lenders and TT&C operators), each of whom shall be subject to comparable restrictions of confidentiality; (2) as to information that is already rightfully in the possession of the receiving Party through other means and without such confidentiality restrictions; (3) as to information that is required to be disclosed under applicable law or by a valid subpoena or other court or governmental order, decree, regulation or rule; provided, however, that if disclosure is required under this provision, the receiving Party shall advise the disclosing Party of the requirement to disclose Proprietary Information prior to such disclosure and as soon as reasonably practicable after the receiving Party becomes aware of such required disclosure; and further provided that upon the request of the disclosing Party, the receiving Party agrees to cooperate in good faith and at the expense of the disclosing Party in any reasonable and lawful actions which the disclosing Party takes to resist such disclosure, to limit the information to be disclosed or to limit the extent to which the information so disclosed may be used or made available to third parties; (4) as to information that is released for public disclosure by the disclosing Party; (5) as to information that is developed by the receiving Party independently of any Proprietary Information of the disclosing Party. Notwithstanding any other rights of either Party, either Party may seek injunctive relief in any count of competent jurisdiction against improper use or disclosure of Proprietary Information.

C. Company Restricted Information

         In addition to the obligations set forth above, Contractor agrees that its disclosure of Company Restricted Information under Paragraph 27.B. above shall be limited to individuals within the Boeing Satellite Systems (BSS) business unit of Contractor who have no responsibility for, or participation in, any venture in which Contractor may have any interest that involves the direct sales and/or leasing of satellite transponder capacity or the provision of any satellite communications services, including any individuals who may have dual roles. Contractor employees outside Contractor's business unit who have responsibility for evaluation and oversight of BSS' operations will be provided Company Restricted Information only to the extent required for performance of their duties and only after they are advised of their responsibilities under this Contract.

D. Standard of Care

         Each Party agrees to exercise a level of care consistent with that employed by said Party for its most highly restricted and proprietary information to ensure compliance with its obligations stated herein.

E. Property of Disclosing Party

         Proprietary Information shall be deemed the property of the disclosing Party and, upon request, the receiving Party shall return or destroy all Proprietary Information received from the disclosing Party, including any compilations thereof, to the extent that either may be in tangible form.

ARTICLE 28. PUBLIC RELEASE OF INFORMATION

         Within a reasonable time prior to the issuance of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning the work performed hereunder by Contractor, a Subcontractor or any employee or a consultant of either, Contractor shall obtain the written approval of NSS concerning the content and timing of such releases. NSS' approval will not be unreasonably delayed or denied.

ARTICLE 29. NOTICES AND REPORTS, AUTHORIZED REPRESENTATIVES

         All notices and reports to be provided to NSS or Contractor under this Contract shall be in writing, in English, and sent to NSS or Contractor by courier, by certified mail (postage prepaid) or by facsimile (with confirmation by courier or certified mail) at the following addresses (or to such other address as each Party may give the other by notice to the other in accordance with this Article 29):


                  NSS:      NSS-8 Program Office
                            Building S12, M/S W341
                            c/o Boeing Satellite Systems, Inc.
                            P.O. Box 92919
                            Los Angeles, CA  90009-2919
                            Attention: NSS-8 Program Manager
                            Facsimile No.: 1-310-426-1443

         with a separate    New Skies Satellites N.V.
         copy sent to:      Rooseveltplantsoen # 4
                            2517KR  The Hague
                            The Netherlands
                            Attention:  Vice President, Space Segment Techology
                            Facsimile No.: +31 70 306 4285

                            New Skies Satellites N.V.
                            Rooseveltplantsoen # 4
                            2517KR  The Hague
                            The Netherlands
                            Attention:  General Counsel
                            Facsimile No.: +31 70 306 4289

         CONTRACTOR:        Boeing Satellite Systems International, Inc.
                            P.O. Box 92919
                            Los Angeles, CA. 90009
                            Attention:  Mr. Dennis Beeson
                                        Contracts Manager
                            Bldg. S52, Mail Sta. Z103
                            Facsimile No.: (310) 364-5721

         For purposes of binding each Party under provisions of this Contract, the "Authorized Representative" of NSS shall be it's a) Chief Technology Officer, currently Dr. Stephen Stott, or b) General Counsel, currently Ms. Mary Dent, or c) Vice President, Space Segment Technology Division, currently Mr. Leroy A. Argyle, and the Authorized Representative of Contractor shall be its Contracts Manager, currently Dennis Beeson. Each Party may change or add to its list of Authorized Representatives by giving notice to the other Party (signed by the notifying Party's then-current Authorized Representative) pursuant to the Contract notice provisions above.

ARTICLE 30. OPTIONS

A. Optional Spacecraft

         1. Similar Spacecraft

         NSS may, at its option, exercisable at any time on or before   *   ( *)
months after the Effective Date of the Contract, elect to procure from Contractor one (1) additional spacecraft ("Optional Spacecraft") substantially similar to the Spacecraft specified in Article 3, with the exception of potential changes in the coverage areas. Contractor's firm-fixed price for such Optional Spacecraft is
                               *                                        Dollars
(*). The firm fixed price includes an upgrade to the Spacecraft simulator delivered pursuant to Article 3 to include the similar Optional Spacecraft, plus all other deliverable Items and Services specified in the Statement of Work. Upon exercise of such option, Contractor shall immediately commence construction of such Optional Spacecraft and shall use its best efforts to ship such Optional
Spacecraft to the launch site within   * (*) months after exercise of the
option, but in no case earlier than   * (*) months after shipment of NSS 8.
Contractor's price for such Optional Spacecraft specified above is Contractor's price for such Optional Spacecraft having the general specifications and payment terms as the Spacecraft to be delivered pursuant to Article 3 and includes launch and mission operations for the Sea Launch Vehicle only. Upon exercise of its option for the Optional Spacecraft, NSS and Contractor shall meet promptly and shall negotiate in good faith to reach final resolution of the specifications and the corresponding adjustment (if any) to the firm fixed price and/or delivery schedule resulting from changes in scope for such Optional Spacecraft, including, if requested by NSS, prices for launch and insurance of such Optional Spacecraft. Upon completion of such negotiations, this Contract shall be amended to include Delivery of such Optional Spacecraft selected by NSS and such Optional Spacecraft shall be constructed, delivered and accepted pursuant to the provisions of this Contract in the same manner and to the same extent as the Spacecraft specified in Article 3 is constructed, delivered and accepted hereunder.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

2. Spacecraft for       *

         NSS may, at its option, exercisable at any time on or before twelve
(12) months after the Effective Date of the Contract, elect to procure an Optional Spacecraft suitable for deployment at * with the general specifications set forth in Exhibit M and having the general payment terms as the Spacecraft to be delivered pursuant to Article 3. Contractor's firm-fixed price for such Optional Spacecraft and Sea Launch Vehicle is * Dollars ($ *)
                                                        *
Dollars ($ *)
                                                     * . The
firm fixed price includes an upgrade to the Spacecraft Simulator delivered pursuant to Article 3 to include the Optional Spacecraft, plus all other deliverable Items and Services specified in the Statement of Work. Upon exercise of such option, Contractor shall immediately commence construction of such Optional Spacecraft and shall use its best efforts to deliver such Optional Spacecraft within * (*) months after exercise of the option, but in no case earlier than * (*) months after delivery of NSS-8.
                                        *
Contractor's price for such Optional Spacecraft specified above is Contractor's price for such Optional Spacecraft having the general specifications disclosed by NSS to Contractor prior to the Effective Date of Contract. Upon exercise of its option for the Optional Spacecraft, NSS and Contractor shall meet promptly and shall negotiate in good faith to reach final resolution of the specifications and corresponding adjustment (if any) to the firm fixed price and/or delivery schedule resulting from changes in scope for such Optional Spacecraft, including, if requested by NSS, prices for insurance of such Optional Spacecraft. Upon completion of such negotiations, this Contract shall be amended to include Delivery of such Optional Spacecraft selected by NSS and such Optional Spacecraft shall be constructed, delivered and accepted pursuant to the provisions of this Contract in the same manner and to the same extent as the Spacecraft specified in Article 3 is constructed, delivered and accepted hereunder.
                                        *

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         3. Spacecraft for Later Delivery

                  (a) 105(0) W.L. Spacecraft. NSS may, at its option,
exercisable at any time on or before December 1, 2004, elect to procure from Contractor an Optional Spacecraft, for use in the 105(0) W.L. orbital location. This option shall be based upon a BS-601HP, BS-601 or BS-376 spacecraft bus and shall include Contractor's provision of a suitable launch vehicle, launch operations, mission operations and all other Deliverable Items and Services specified in the Statement of Work, and Delivery of such Optional Spacecraft in orbit at 105(0) W.L. within a nominal time period of twenty-four (24) months after exercise of the option. Within thirty (30) days after notice from NSS of a desire to consider this option, with such notice to be given not later than November 1, 2004, Contractor shall present to NSS a firm-fixed price proposal for such Optional Spacecraft which shall be based on the cost to manufacture the Optional Spacecraft and provide the related Services and Deliverable Items, plus
a profit of   *   percent (*%) of such cost, plus the cost of the launch vehicle and associated services. NSS shall have thirty (30) days after receipt of such proposal to exercise the option, during such thirty (30) day period the Parties shall meet and negotiate in good faith to reach final resolution of the specifications, Delivery schedule, and any other terms and conditions not otherwise already covered by this Contract. Upon completion of such negotiations, NSS may exercise this option and this Contract shall be amended to include Delivery of such Optional Spacecraft selected by NSS and such Optional Spacecraft shall be constructed, delivered and accepted pursuant to the provisions of this Contract, as amended, in the same manner and to the same extent as the Spacecraft specified in Article 3 is constructed, delivered and accepted hereunder.

                  (b) CONUS Spacecraft. NSS may, at its option, exercisable at any time on or before December 1, 2004, elect to procure from Contractor one (1) or more Optional Spacecraft capable of serving the Continental United States ("CONUS") and utilizing C-band and/or Ku-band frequencies. Such Optional Spacecraft shall be based upon a BS-601HP, BS-601 or BS-376 spacecraft bus and shall include Contractor's provision of a suitable launch vehicle, launch operations, mission operations and all other Deliverable Items and Services specified in the Statement of Work, and Delivery of such Optional Spacecraft in orbit within a nominal time period of twenty-four (24) months after exercise of the option. Within thirty (30) days after notice from NSS of a desire to consider this option, Contractor shall present to NSS a firm-fixed price proposal for such Optional Spacecraft which shall be based on the cost to manufacture the Optional Spacecraft and provide the related Services and
Deliverable Items, plus a profit of   *   percent (*%) of such cost, plus the
cost of the launch vehicle and associated services. NSS shall have thirty (30) days after receipt of such proposal to exercise the option, during such thirty
(30) day period the Parties shall meet and negotiate in good faith to reach final resolution of the specifications, Delivery schedule, and any other terms and conditions not otherwise already covered by this Contract. Upon completion of such negotiations, NSS may exercise this option and this Contract shall be amended to include Delivery of such Optional Spacecraft selected by NSS and such Optional Spacecraft shall be constructed, delivered and accepted pursuant to the provisions of this Contract, as amended, in the same manner and to the same extent as the Spacecraft specified in Article 3 is constructed, delivered and accepted hereunder.

B. Replacement Spacecraft

         In the event that after Launch and prior to Acceptance, the Spacecraft becomes a total constructive loss as specified in the Insurance Agreement, NSS may, at its option exercisable within * (*) days of the total constructive loss event, elect to procure a Replacement Spacecraft having the same design and specifications as the Spacecraft. The total firm fixed price for the Replacement Spacecraft (including payments for deliverable Items and Services specified in the Statement of Work, with the exception of the Launch Services and insurance payments) shall not exceed
                                    *                                Dollars
($ *). This price assumes launch and mission operations for the Sea Launch Vehicle. If NSS desires to launch the Replacement Spacecraft on an alternate launch vehicle, such change shall constitute a Contract Change Notice in accordance with Article 12. Contractor's price for such Replacement Spacecraft specified above is Contractor's price for such Replacement Spacecraft having the general payment terms as the Spacecraft to be delivered pursuant to Article 3. Upon exercise of this option by NSS, Contractor shall commence construction of the Replacement Spacecraft and shall deliver it to the designated Launch Site within * (*) months after the exercise of the option. Except for the foregoing, the Replacement Spacecraft otherwise shall be constructed, tested, delivered and accepted in the same manner and to the same extent as the Spacecraft specified in Article 3 is constructed, tested, delivered and accepted hereunder.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

C. Optional Storage and Retest

         1. Storage at Contractor's Expense. If the Spacecraft has not been Launched by the Promised Delivery Date, at NSS' option, Contractor shall place the Spacecraft in storage at Contractor's facilities, or such other facilities as Contractor may arrange, which alternate facilities must have been approved by NSS. So long as NSS has not terminated this Contract, Contractor shall continue to store, and perform any necessary testing or refurbishment on, such Spacecraft, at Contractor's expense, until such Spacecraft is Launched, and Delivery and Acceptance thereof has been completed under this Contract, but not to exceed six (6) months.

         2. Storage at NSS' Expense. Following * storage of the Spacecraft by Contractor, NSS may elect to direct Contractor to continue to store the Spacecraft for an additional period of time provided that the total storage period, including the earlier free period, does not exceed three (3) years. The firm fixed prices for such storage shall be as set forth in the table below:


-------------------------------------------------------------------------------
                                               Storage Duration
                                  ---------------------------------------------
Optional Storage Prices              1 Year         2 Years        3 Years
-------------------------------------------------------------------------------
Total Storage Price(1)               $   *           $   *          $   *
Monthly Storage Fee Adjustment       $   *           $   *          $   *
---------------------------------------------- --------------------------------
(1) Total Storage Price adjusted downward by the Monthly Storage Fee Adjustment if Spacecraft removed from storage before completion of applicable year
-------------------------------------------------------------------------------

The price for any refurbishment and retest of the Spacecraft after storage is included in the above prices.

In the event that NSS elects to deliver the Spacecraft to storage for any reason, NSS shall pay Contractor the milestone payment for completion of IOT upon delivery of the Replacement Spacecraft to storage and NSS shall commence payments to Contractor for all Operational In Orbit Incentive payments for such stored Spacecraft (in accordance with Paragraph 5.E.) as though Unconditional Acceptance had been achieved, subject to any adjustments or refunds if, after the Launch of the Spacecraft, its performance is such that adjustments to the Operational In Orbit Incentives are appropriate pursuant to Exhibit F. For storage periods greater than twelve (12) months, prices for launch and mission operations will be escalated at a rate of 3% per annum.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

D. Intentionally Omitted

E. In-Orbit Test Location

         On or before the later to occur of i)   * (*) months prior to the IOT
or, ii)   * (*) months following submittal by Contractor to NSS of the IOT earth station requirements document, NSS shall have the option to require Contractor to supply all ground facilities necessary to conduct the IOT. If NSS exercises this option, Contractor shall supply such on ground facilities at a price not to exceed
              *                     Dollars ($ *).

ARTICLE 31. NSS FURNISHED INFORMATION AND PROPERTY

         Contractor agrees, with respect to all Information and property, including but not limited to equipment, models and devices, furnished by NSS under this Contract:

A. Title

         That title to such Information and property shall remain exclusively in NSS.

B. Risk of Loss

         To assume all risk of loss or damage, reasonable wear and tear excepted, to such Information and property while in Contractor's or any Subcontractor's possession or control.

C. Use

         To ensure that such Information and property are used solely in the performance of the Contract.

D. Taxes

         To be responsible for payment of all taxes which become due by reason of Contractor's or any Subcontractor's possession, control or use of such Information and property, and to comply with all requirements of said laws, including making payment of any interest or penalties related to or arising from such taxes.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

E. Encumbrances

         To ensure that no lien, encumbrance, pledge or other interest whatsoever attaches to such Information and property as a result of Contractor's or any Subcontractor's acts or omissions.

F. Return

         Except as may otherwise be provided in this Contract to return such Information and property to NSS upon completion of all Work or termination of this Contract.

G. Damages

         That in no event will NSS be liable for special, indirect or consequential damages related to such Information and property or arising from the use thereof.

ARTICLE 32. HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA

         Contractor shall comply with applicable national, state, and local laws, codes, ordinances, and regulations (including the acquisition of licenses and permits) in connection with any hazardous material used during Launch processing. Contractor agrees to provide the right to use and disclose such data relating to hazardous materials as necessary to comply with this Article.

ARTICLE 33. APPLICABLE LAWS

         This Contract shall be interpreted, construed and governed by the laws of the State of New York, U.S.A., except to the extent that the conflicts of laws rules of New York would require the application of the laws of another jurisdiction. The United Nations Convention on the International Sale of Goods does not apply to this Contract.

ARTICLE 34. NOTIFICATION OF ANOMALY OCCURRENCE

         Notwithstanding any other provision in this Contract, NSS authorizes Contractor to provide notification of a major on-orbit anomaly that has occurred on the Satellite(s) to: (i) all third-party Boeing satellite owners within a common satellite class (i.e. 376, 601, 601HP, 702), and (ii) all third-party Boeing satellite owners of other satellite classes using a common system and/or sub-system as those are present on the Satellite(s) which are impacted by such anomaly. In consideration for such authorization, NSS shall receive from Contractor similar notifications regarding major on-orbit anomalies described above that have occurred on satellites of other Boeing commercial satellite owners who have agreed to this clause.

         Such notifications will be generic in nature (i.e., no technical details) and will not directly identify the specific satellite (or satellite owner) experiencing the anomaly. Contractor shall provide such notification within one (1) Business Day of Contractor's receipt of written notification of an anomaly occurrence. Contractor's notification shall be proprietary and shall be handled in accordance with Article 27 CONFIDENTIALITY. Anomaly notifications provided by Contractor to NSS may be in any form (oral, written, email, or voice mail message) and shall be delivered to NSS' NSS-8 Program Manager. If orally notified, confirmation in writing will be provided within 10 business days of the oral notification.

The following is an example of a notification as contemplated under this
Article:

'A Boeing Satellite Systems 601 satellite has just experienced a failure of a satellite control processor. Further details will be forthcoming. The provision of additional detailed information regarding this anomaly will be provided under the existing terms of the contract for disclosure of information'

ARTICLE 35.                            *





                                        *



* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

ARTICLE 36. GENERAL

A. Severability

         If any provision of this Contract is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

B. Cumulative Rights/Waivers

         All rights and remedies conferred hereunder or otherwise shall be cumulative and may be exercised singly or concurrently. No delay or omission by either Party to exercise any right or power shall impair such right or power or be construed to be a waiver thereof. No payment of money by any person or entity shall be construed as a waiver of any right or power under this Contract. A waiver by any Party of any of the covenants, conditions or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenants, conditions or contracts herein contained. No change, waiver or discharge hereof shall be valid unless in writing and signed by the Authorized Representative of the Party against which such change, waiver or discharge is sought to be enforced.

C. Gender/Captions

         As used herein, the singular shall include the plural and the plural may refer only to the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Contract.

D. Relationship of the Parties

         It is expressly understood that Contractor, on the one hand, and NSS, on the other hand, intend by this Contract to establish the relationship of independent contractors and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between them or their respective successors in interest. Neither Contractor, on the one hand, nor NSS, on the other hand, shall have any authority to create or assume in the name or on behalf of the other Party any obligation, expressed or implied, nor to act or purport to act as the agent or the legally empowered representative of the other Party hereto for any purpose whatsoever.

E. Construction

         This Contract and the Exhibits and Schedules hereto, have been drafted jointly by the Parties and in the event of any ambiguity in the language hereof, there shall be no inference drawn in favor of or against either Party.

F. Including/Time

         Whenever the terms "including" or "include" are used in this Contract in connection with a single item or a list of items within a particular classification (whether or not the term is followed by the phrase "but not limited to" or words of similar effect) that reference shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on, or an exclusive enumeration of the items within that classification. The dates for Delivery of Items and dates and times for all other purposes under this Contract shall be defined in relation to Greenwich Mean Time.

G. Survival

         Termination or expiration of this Contract for any reasons shall not release either Party from any liabilities or obligations set forth in this Contract which (i) the Parties have expressly agreed shall survive such termination or expiration, including the obligations in Articles 9, 11, 13, 14, 15, 16, 17, 18, 21, 22, 23, 26, 27 and 28, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

H. Entire Agreement

         This Contract: (i) consists of this document and the referenced Exhibits in Article 2 of this Contract and the Schedules attached thereto; (ii) constitutes the entire agreement of the Parties with respect to the subject matter hereof; and (iii) supersedes all prior correspondence, representations, proposals, negotiations, understandings, and agreements of the Parties, oral or written, with respect to the subject matter hereof. No addition to, deletion of, or deviation from the provisions of this Contract shall be binding against NSS unless in writing and signed by an Authorized Representative of NSS or against Contractor unless in writing and signed by an Authorized Representative of Contractor.

                                                                       EXHIBIT A


                        Entire Exhibit Redacted pursuant
                      to U.S. International Traffic in Arms
                            Regulation (ITAR), 22 CFR
                                     120-130













                      SPACECRAFT PERFORMANCE SPECIFICATIONS

                                                                       EXHIBIT B


                        Entire Exhibit Redacted pursuant
                      to U.S. International Traffic in Arms
                            Regulation (ITAR), 22 CFR
                                     120-130













                                STATEMENT OF WORK

                                                                       EXHIBIT C


                        Entire Exhibit Redacted pursuant
                      to U.S. International Traffic in Arms
                            Regulation (ITAR), 22 CFR
                                     120-130













                             PRODUCT ASSURANCE PLAN

                                                                       EXHIBIT D




                        Entire Exhibit Redacted pursuant
                      to U.S. International Traffic in Arms
                            Regulation (ITAR), 22 CFR
                                     120-130











                                    TEST PLAN

                                                                       EXHIBIT E











                             MILESTONE PAYMENT PLAN

                          NSS-8 Payment Schedule (US$K)
                         Item Number 1, 2, 5, 6, 7 and 8
-------------------------------------------------------------------------------------------------
               Payment Due                                                             Payment
Payment        from EDC         Milestone                                                 $K
-------------------------------------------------------------------------------------------------
    1                *          Effective Date of Contract (EDC)                          *
-------------------------------------------------------------------------------------------------
    2                *          Antenna Patterns Complete                                 *
-------------------------------------------------------------------------------------------------
    3                *          Complete Preliminary Design Review (PDR)                  *
-------------------------------------------------------------------------------------------------
    4                *          Complete C-Band TWT (First Set of 25)                     *
-------------------------------------------------------------------------------------------------
    5                *          Complete Ku-Band TWT (First Set of 15)                    *
-------------------------------------------------------------------------------------------------
    6                *          Complete Critical Design Review (CDR)                     *
-------------------------------------------------------------------------------------------------
    7                *          Complete De-mate of Bus and payload Structures            *
-------------------------------------------------------------------------------------------------
    8                *          IOR Contract Amendment Signed                             *
-------------------------------------------------------------------------------------------------
    9                *          Delta System PDR                                          *
-------------------------------------------------------------------------------------------------
   10                *          Complete Bus Test                                         *
-------------------------------------------------------------------------------------------------
   11                *          Delta System CDR                                          *
-------------------------------------------------------------------------------------------------
   12                *          Repeater Equipment Delivered                              *
-------------------------------------------------------------------------------------------------
   13                *          Complete Qual of C-band Feed                              *
-------------------------------------------------------------------------------------------------
   14                *          Complete SCTV                                             *
-------------------------------------------------------------------------------------------------
   15                *          Complete Spacecraft Integration                           *
-------------------------------------------------------------------------------------------------
   16                *          Complete Mechanical Environmental Test                    *
-------------------------------------------------------------------------------------------------
   17                *          Satellite FRR Complete                                    *
-------------------------------------------------------------------------------------------------
   18                *          Completion of In-Orbit Test (IOT)                         *
-------------------------------------------------------------------------------------------------
                                Spacecraft In-Orbit Incentives (Present Value)            *
-------------------------------------------------------------------------------------------------

Notes to Milestone Payment Schedule

1. Payments are made based upon cost of Items in Paragraph 4.A of the Contract.


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         Conditions for Payment.  Unless otherwise specified in the Contract:

         A. Milestones which call for the completion or delivery to the Contractor of subcontracted or procured hardware items will be deemed completed when receiving inspection of the hardware items at the Contractor's plant has been successfully completed and copies of an acceptance test report and/or other supporting data, analyzed by the Contractor, have been submitted to NSS.

         B. Milestones which call for the completion or delivery of hardware items manufactured or assembled by the Contractor will be deemed completed when an acceptance test report and/or other hardware acceptance data has been submitted to NSS.

         C. Milestones which call for the completion of testing at the system level will be deemed completed when a corresponding test report is submitted to and concurred with by NSS in conformance with requirements of the Statement of Work. Test data must also be transferred to NSS in conformance with the Statement of Work.

         D. Milestones related to system reviews (preliminary, critical and preshipment reviews) will be deemed completed if the purpose and objectives of the review (as defined in the Statement of Work) have been met, a review report and action plan have been submitted to and concurred in by NSS and critical design issues identified in the review have been closed.

         E. In the event the Contractor completes any milestone event, as set forth in the Milestone Payment Plan of this Exhibit E, at any time in advance of the month in which such event is set forth in said Milestone Payment Plan, the Contractor shall have the right to submit an invoice for such event, and NSS shall have the obligation to make such payment, provided that: (1) the Contractor may not submit in any quarter for amounts which, when added to amounts previously invoiced, exceed the total cumulative amount shown in the Milestone Payment Plan from the Effective Date of Contract through that quarter; and (2) NSS concurs that advanced completion is not detrimental to the program.

         F. The approval of milestone payments by NSS, in accordance with the Milestone Payment Plan of this Exhibit E, shall not affect the Contractor's overall responsibility to perform all the Work required by the Contract pursuant to the provisions thereof.

                  Sea Launch Services Payment Schedule (US$K)

            ======================================================
               Payment Due (Month
              or Months Prior to L)             Sea Launch
            ======================================================
                           L-27                      *
            ------------------------------------------------------
                           L-26
            ------------------------------------------------------
                           L-25
            ------------------------------------------------------
                           L-24
            ------------------------------------------------------
                           L-23
            ------------------------------------------------------
                           L-22
            ------------------------------------------------------
                           L-21                     *
            ------------------------------------------------------
                           L-20
            ------------------------------------------------------
                           L-19
            ------------------------------------------------------
                           L-18                     *
            ------------------------------------------------------
                           L-17
            ------------------------------------------------------
                           L-16
            ------------------------------------------------------
                           L-15                     *
            ------------------------------------------------------
                           L-14
            ------------------------------------------------------
                           L-13
            ------------------------------------------------------
                           L-12                     *
            ------------------------------------------------------
                           L-11
            ------------------------------------------------------
                           L-10
            ------------------------------------------------------
                     15 February 2003               *
            ------------------------------------------------------
                            L-8
            ------------------------------------------------------
                            L-7
            ------------------------------------------------------
                            L-6                     *
            ------------------------------------------------------
                            L-5
            ------------------------------------------------------
                            L-4
            ------------------------------------------------------
                            L-3                     *
            ------------------------------------------------------
                            L-2
            ------------------------------------------------------
                            L-1
            ------------------------------------------------------
                             L
            ------------------------------------------------------
                            L+30 *
            ======================================================
                           Total                    *
            ------------------------------------------------------

Table Note:

L= First day of Launch Period, Slot, or the Launch Date, as applicable as of the date of payment.

* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                       EXHIBIT F


                             Entire exhibit redacted
                    and filed separately with the Commission
                pursuant to a request for confidential treatment.





           CRITERIA FOR CONDITIONAL ACCEPTANCE TOTAL CONSTRUCTIVE LOSS AND ADJUSTMENT OF FIRM FIXED PRICE AND IN ORBIT INCENTIVES

                                                                       EXHIBIT G










                           EXPORT LAWS COMPLIANCE PLAN

G.1      Export Licensing and Compliance, Management Resources and Process

         During the period of this Contract, the Contractor shall maintain an Export Compliance Office to support the United States government licensing and export requirements related to the NSS-8 spacecraft program. The Contractor shall identify for NSS the title, responsibilities and the location of the unit of the Office that is responsible for particular export-licensing functions under this Contract and shall ensure that each such unit of the Office is staffed with export specialists who will carry out their functions by drawing upon the technical expertise of the Contractor.

         The Contractor's licensing and technical specialists shall be responsible for preparing, submitting, monitoring status and following up on processing of all applications that are required for the NSS-8 program under the International Traffic in Arms Regulations ("ITAR") administered by the Office of Defense Trade Controls, U.S. Department of State ("ODTC"). The Contractor shall ensure that such license preparation begins in a timely manner with adequate lead-time for approval cycles, recognizing that NSS will be required to provide documents and review draft agreements in a timely manner, and that all license paperwork and technical documents meet the requirements of the provisions of the ITAR. The Contractor shall interface with all U.S. government offices that are involved in the processing and review of ITAR license applications including ODTC and the Defense Threat Reduction Agency ("DTRA").

         Contractor's Export Compliance staff shall with the cooperation of NSS respond expeditiously to any U.S. government questions or concerns regarding applications to ODTC under the ITAR or regarding the NSS-8 program with a view to resolving issues promptly to permit final processing of pending applications. Contractor's export compliance staff shall also prepare, submit, monitor and support all administrative paperwork necessary for the mandatory Congressional notification for the sale of commercial communications satellites to non-U.S. buyers when such sales exceed a value of $50 million USD.

         Within 60 days of the signature of this Contract, the Export Compliance Office shall prepare and submit to NSS for prior approval an export license administrative plan that will identify export licensing requirements for the entire NSS-8 program, from program start to launch and final delivery. This plan shall show milestones for preparing, seeking and obtaining all required ODTC authorizations. The purpose of this plan shall be to minimize delay associated with seeking required authorization for the export of defense articles, including technical data, and defense services for the NSS 8 program. The Export Compliance Office will be responsible for updating this plan as and when circumstances require.

G.2      New Skies Networks Inc. and NSS Access to Program Information

         For all purposes relating to the application of the ITAR to the export from the United States of defense articles, including technical data, and defense services, Contractor shall treat New Skies Networks Inc. ("NSNI") as a "United States person" under the ITAR, provided that NSNI maintains its registration in good standing with ODTC. Contractor shall also treat as "United States persons" under the ITAR all United States citizens and U.S. permanent resident aliens who are employees of NSNI or that are consultants or independent contractors. Accordingly, Contractor shall without prior ODTC authorization furnish defense articles, including technical data, and defense services relating to the NSS-8 program to NSNI or to U.S. citizen employees, consultants and independent contractors of NSNI, provided that such articles or services are not subject to specific restriction for release to such persons under the terms and conditions of applicable ODTC export licenses issued to Contractor or NSS and provided also that NSNI has provided Contractor with appropriate written assurances that NSNI will not release such articles or services to foreign persons, as defined by the ITAR, without prior ODTC authorization. For the avoidance of doubt, from EDC until the date that an export license for the Spacecraft is obtained, Contractor agrees to treat NSNI, all U.S. citizens and U.S. permanent resident aliens who are employees of NSNI or that are consultants or independent contractors of NSNI as U.S. persons under the ITAR.

G.3      NSS Program Licenses

         In accordance with the Statement of Work and Spacecraft Performance Specification herein and with this Exhibit G, Contractor anticipates various U.S. Government authorizations and licenses will be required to support the export of technical data and associated defense services during the period of performance of this Contract. These may include, but may not be limited to, the following authorizations and licenses for which Contractor will have the responsibilities set forth in Section G.1 above:

Technical Assistance Agreements

a) Program Services Technical Assistance Agreement (TAA) providing for export of the technical data and defense services for the full scope of the development and production Work under this Contract, including daily technical interactions, design reviews, test data reviews, technical meetings, initial mission/on-orbit support, and certain deliverable software.

b) Launch Services TAA providing for export of the technical data and defense services to all the launch service providers as required in accordance with this Contract to cover activities related to launch vehicle interface definition and launch campaign support.

c) Customer Service TAA providing for export of technical data and services for efforts associated with long-term, on-orbit support of the Spacecraft.

Manufacturing Licensing Agreements (MLAs)

MLAs to authorize the export of ITAR controlled technical data and defense services to support subcontracts for the manufacture of hardware components for the Spacecraft by non-U.S. suppliers.

DSP-5 Licenses

a) DSP-5 licenses for the shipment of the Spacecraft and related fuel and spare parts, as well as any other defense articles required in connection with launches because of the nature of the launch vehicle or the launch location.

b) DSP-5 licenses for shipment and presentation of specific data items associated with launch-related insurance briefings, and related DSP-83s to be executed by insurance underwriters.

c) DSP-5 licenses for shipment of any satellite control software to NSS ground control facilities.

d)   DSP-5 licenses for shipment of the Dynamic Satellite Simulator software.

e)   DSP-5 licenses for the shipment of flight software source code.

f) DSP-5 and other required approvals for encryption keys and technical data relating to the command encryption software.

DSP-73 Licenses

a) DSP-73 licenses for the temporary import and/or export of launch campaign support equipment to the launch site including mechanical support equipment

b) DSP-73 licenses for shipment of mission/in-orbit test support equipment to the relevant non-U.S. sites, including mission control centers and tracking sites.

DSP-61 Licenses

DSP-61 licenses to authorize the temporary import and re-export of hardware and data that may be required for the launch vehicle adapter in order to perform a fit check.

G.4      Alternative Launch Vehicle Licenses

         Contractor shall maintain and/or apply for the required export licenses and agreements related to one alternative non-U.S. launch services provider in a manner consistent with the schedule requirements of Article 8.D, Option to Change Launch Services.

G.5      License Process Monitoring

         Contractor shall during the performance of this Contract abide by the course of action and processes as described above and shall make every reasonable effort to ensure compliance with the procedures outlined in order to permit compliance with timetables established under this Contract. Contractor shall seek to have all export license applications processed expeditiously such that no NSS-8 program milestone is affected by any U.S. Government administrative processing delay including, in particular, action by ODTC. Contractor shall keep NSS informed by way of written weekly status reports of the progress of all export license applications and approvals, including the status of license applications both within the Contractor's organization and within the U.S. Government until such time as all necessary export licenses are obtained.

                                                                       EXHIBIT H











                          MAXIMUM TERMINATION LIABILITY

                     MAXIMUM TERMINATION LIABILITY SCHEDULE

--------------------------------------------------------------------------------

                 PERIOD                             CUMULATIVE PERCENTAGE
           (Months after EDC)                     OF TOTAL FIRM FIXED PRICE
--------------------------------------------------------------------------------
                   1                                          *
--------------------------------------------------------------------------------
                   2                                          *
--------------------------------------------------------------------------------
                   3                                          *
--------------------------------------------------------------------------------
                   4                                          *
--------------------------------------------------------------------------------
                   5                                          *
--------------------------------------------------------------------------------
                   6                                          *
--------------------------------------------------------------------------------
                   7                                          *
--------------------------------------------------------------------------------
                   8                                          *
--------------------------------------------------------------------------------
                   9                                          *
--------------------------------------------------------------------------------
                   10                                         *
--------------------------------------------------------------------------------
                   11                                         *
--------------------------------------------------------------------------------
                   12                                         *
--------------------------------------------------------------------------------
                   13                                         *
--------------------------------------------------------------------------------
                   14                                         *
--------------------------------------------------------------------------------
                   15                                         *
--------------------------------------------------------------------------------
                   16                                         *
--------------------------------------------------------------------------------
                   17                                         *
--------------------------------------------------------------------------------
                   18                                         *
--------------------------------------------------------------------------------
                   19                                         *
--------------------------------------------------------------------------------
                   20                                         *
--------------------------------------------------------------------------------
                   21                                         *
--------------------------------------------------------------------------------
                   22                                         *
--------------------------------------------------------------------------------
                   23                                         *
--------------------------------------------------------------------------------


* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

                                                                       EXHIBIT J








                                  BILL OF SALE

                                          Bill of Sale                   [LOGO]  BOEING
------------------------------------------------------------------------------------------------
Exporter                                             Contract No.            Program
Boeing Satellite Systems Int'l Inc.                  -------------------------------------------
909 N. Sepulveda Boulevard                           Invoice No.             Page No.
El Segundo, CA  90246           91-2046588           XXXXX                   1 of 1
------------------------------------------------------------------------------------------------
Consign to                                           Shipment No.            Date

                                                     -------------------------------------------
                                                     GLA Code                Source Code
                                                                             TL550C
------------------------------------------------------------------------------------------------
Mark For                                             Packing Sheet No.

                                                     -------------------------------------------
                                                     Packing Details

                                                     -------------------------------------------

                                                     Shipped via

------------------------------------------------------------------------------------------------
Sold To
                                                     AWB No./Bill of lading

                                                     -------------------------------------------

                                                     House AWB No.

------------------------------------------------------------------------------------------------
Notify Party                                         Instructions


------------------------------------------------------------------------------------------------
County of Origin                                     Terms
United States of America                             -------------------------------------------
                                                     Gross Weight:  XXXX KGS
------------------------------------------------------------------------------------------------
Item       Description                                       Quantity              Amount
------------------------------------------------------------------------------------------------
           Shipment Contains IATA Hazardous Materials

01         Commercial Communications Satellite                 1 NO
           HTS 8802.80.3000; Net Weights: XXXX kgs
           License:  XXXXXX, expires 00/00/0000

02         Flight Hardware                                     LOT
           HTS 8803.90.3000; Net Weight:  XX kgs
           License: XXXXXX, expires 00/00/0000

                                                                                  ----------
                               TOTAL VALUE FOR CUSTOMS       PURPOSES:               $0.00
------------------------------------------------------------------------------------------------

THESE COMMODITIES ARE AUTHORIZED BY THE U.S. GOVERNMENT FOR EXPORT ONLY TO _____________________ FOR USE BY ____________________ REPRESENTATIVES. THEY MAY
NOT BE TRANSFERRED, TRANSSHIPPED, ON A NON-CONTINUOUS VOYAGE, OR OTHERWISE DISPOSED OF IN ANY OTHER COUNTRY, EITHER IN THEIR ORIGINAL FORM OR AFTER BEING INCORPORATED INTO OTHER END-ITEMS, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE U.S. DEPARTMENT OF STATE.

The seller of the above-listed property hereby warrants to the buyer of same, its successors and assigns that, immediately prior to the delivery of this Bill of Sale, the seller was the owner of the full, legal and beneficial title to the property and that the seller has good and lawful right to sell the same, and that good and marketable title to the property is hereby vested in the buyer free and clear of all liens, security interests, claims, pledges, encumbrances and rights of others of any nature; and the seller covenants and agrees with the buyer, its successors and assigns, that it will warrant and defend such title forever against all claims and demands of the seller and all other persons claiming from, through or under the seller.

                                                                       EXHIBIT K











                           CERTIFICATE OF PERFORMANCE

                                  [LOGO] BOEING

                           CERTIFICATE OF CONFORMANCE



               Boeing Satellite Systems International, Inc. ("BSSI") certifies that the goods and commodities delivered to New Skies Satellites N.V. under Bill of Sale Number __________ in association with Contract No. NSS-______________ for NSS-8 Spacecraft and Associated Equipment and Services, dated ________________, 2001 (the "Contract") comply with the Spacecraft Performance Specifications set forth in the Contract and all other applicable BSSI drawings and specifications and that all goods and commodities delivered hereunder are free from defects in material and workmanship.

                                  BOEING SATELLITE SYSTEMS
                                  INTERNATIONAL, INC.



                                  By:
                                     -------------------------------------------

                                  Title:
                                        ----------------------------------------

                                  Date:
                                       -----------------------------------------

                                                                       EXHIBIT L

                             Entire exhibit redacted
                    and filed separately with the Commission
                              pursuant to a request
                           for confidential treatment





                                        *
                              LAUNCH OF SPACECRAFT
                                     BETWEEN
                            CONTRACTOR AND SEA LAUNCH









* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

                                                                       EXHIBIT M








                    *    SPACECRAFT BASELINE SPECIFICATIONS






* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

                                    Exhibit M

                          Pricing assumption for NSS-9,
                           Hybrid Satellite in the   *

General assumptions

1.   Same size and layout of * dual gridded shaped antennas as NSS-8
2. Similar complement of transponders as NSS-8, see NSS-9 Scroll appended to this exhibit for specific assumptions.
3. Number of channel filter and interconnection selectivity switches not to exceed those assumed in NSS-9 Scroll.
4. Spacecraft requirements are within by Boeing 702-bus capability used for NSS-8. For example, spacecraft design life, environmental, payload power, thermal and pointing/attitude control does not exceed the capabilities of the NSS-8 spacecraft.
5. Spacecraft orbital manuever life requirements will be derived based on the mass budget derived once a preliminary design for NSS-9 is complete.
6. Payload Reliability requirements will be derived once a preliminary design for NSS-9 is complete.


Payload

Communication Subsystem Performance

1. The general scope of the performance specification is the same as NSS-8

Antenna Beams

The NSS-9 satellite will provide the following beams, the coverage shapes are provided at the end of this attachment.

                                        *



* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

Antenna Physical Configuration

                                        *

4. Antenna performance consistent with the above geometry.


Transponder configuration

1.  * for * C-Band transponders not to exceed * Watt TWTAs
2.  * for * Ku-band transponders not to exceed * Watt TWTAs
3. Payload power limited to the capability of the NSS-8 spacecraft. Example simultaneous operating complement
        o   * C-Band + * Ku-Band
        o   * C-Band + * Ku-Band
4.  Interconnectivity bounded by the switches assumed in the NSS-9 Scroll
5.  Frequency plan bid is provided at the end of this attachment.
6. Payload definition is bounded by the payload scroll provided at the end of this attachment.


Programmatic

1.  Delivery on ground at * months after contract start
2.  Delta PDR and CDR are conducted as required.
3.  Antenna coverages are defined at NSS-9 EDC + 3months.
4.  General scope of work as defined in NSS-8 Statement of Work
5. General test scope as defined in NSS-8 Comprehensive Test Plan, except that NSS-9 spacecraft will be tested at acceptance levels.
6.  NSS-8 Program office and program management team will manage NSS-9 program.
7.     *   assumed for Launch and Mission Operations.





* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

NSS-9 Frequency Plan

                                        *
















* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment
                                        *

C and Ku Band Antenna Coverages

                                        *










* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment

                                NSS-9 Unit Scroll




                                        *



















* Confidential portion omitted and filed separately with the Commission pursuant to a request for confidential treatment